EXECUTION COPY

                           LOAN AND SECURITY AGREEMENT


                         DATED AS OF SEPTEMBER 24, 2001


                                      AMONG


                          LASALLE BUSINESS CREDIT, INC.


                                   AS LENDER,


                                       AND


                    PROTECTIVE APPAREL CORPORATION OF AMERICA
                          POINT BLANK BODY ARMOR, INC.
                             AND NDL PRODUCTS, INC.,


                                  AS BORROWERS


                                       AND


                       DHB INDUSTRIES, INC., AS GUARANTOR


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                                TABLE OF CONTENTS
                                                                                                               PAGE

1.       DEFINITIONS..............................................................................................1

2.       LOANS...................................................................................................11
         (a)      Revolving Loans................................................................................11
         (b)      Term Loan......................................................................................14
         (c)      Capital Expenditure Loans......................................................................14
         (d)      Repayments.....................................................................................14
         (e)      Notes..........................................................................................16

3.       LETTERS OF CREDIT.......................................................................................16
         (a)      General Terms..................................................................................16
         (b)      Requests for Letters of Credit.................................................................17
         (c)      Obligations Absolute...........................................................................17
         (d)      Expiration Dates of Letters of Credit..........................................................17

4.       INTEREST, FEES AND CHARGES..............................................................................18
         (a)      Interest Rate..................................................................................18
         (b)      Other Libor Provisions.........................................................................19
         (c)      Fees And Charges...............................................................................21
         (d)      Maximum Interest...............................................................................22

5.       COLLATERAL..............................................................................................22
         (a)      Grant of Security Interest to Lender...........................................................22
         (b)      Other Security.................................................................................22
         (c)      Possessory Collateral..........................................................................23
         (d)      Electronic Chattel Paper.......................................................................23

6.       PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN.................................23

7.       POSSESSION OF COLLATERAL AND RELATED MATTERS............................................................24

8.       COLLECTIONS.............................................................................................24

9.       COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES............................................27
         (a)      Daily Reports..................................................................................27
         (b)      Monthly Reports................................................................................27
         (c)      Financial Statements...........................................................................28
         (d)      Annual Projections.............................................................................28
         (e)      Explanation of Budgets and Projections.........................................................28
         (f)      Public Reporting...............................................................................28
         (g)      Other Information..............................................................................29

10.      TERMINATION; AUTOMATIC RENEWAL..........................................................................29

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
11.      REPRESENTATIONS AND WARRANTIES..........................................................................29
         (a)      Financial Statements and Other Information.....................................................30
         (b)      Locations......................................................................................30
         (c)      Loans by the Borrowers.........................................................................30
         (d)      Accounts and Inventory.........................................................................30
         (e)      Liens..........................................................................................31
         (f)      Organization, Authority and No Conflict........................................................31
         (g)      Litigation.....................................................................................31
         (h)      Compliance with Laws and Maintenance of Permits................................................31
         (i)      Affiliate Transactions.........................................................................32
         (j)      Names and Tradenames...........................................................................32
         (k)      Equipment......................................................................................32
         (l)      Enforceability.................................................................................32
         (m)      Solvency.......................................................................................32
         (n)      Indebtedness...................................................................................33
         (o)      Margin Security and Use of Proceeds............................................................33
         (p)      Parent, Subsidiaries and Affiliates............................................................33
         (q)      No Defaults....................................................................................33
         (r)      Employee Matters...............................................................................33
         (s)      Intellectual Property..........................................................................33
         (t)      Environmental Matters..........................................................................33
         (u)      ERISA Matters..................................................................................34
         (v)      Shareholder Debt...............................................................................34

12.      AFFIRMATIVE COVENANTS...................................................................................34
         (a)      Maintenance of Records.........................................................................35
         (b)      Notices........................................................................................35
         (c)      Compliance with Laws and Maintenance of Permits................................................36
         (d)      Inspection and Audits..........................................................................36
         (e)      Insurance......................................................................................37
         (f)      Collateral.....................................................................................38
         (g)      Use of Proceeds................................................................................38
         (h)      Taxes..........................................................................................39
         (i)      Intellectual Property..........................................................................39

13.      NEGATIVE COVENANTS......................................................................................40
         (a)      Guaranties.....................................................................................40
         (b)      Indebtedness...................................................................................40
         (c)      Liens..........................................................................................40
         (d)      Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the
                  Ordinary Course of Business....................................................................40
         (e)      Dividends and Distributions....................................................................41
         (f)      Investments; Loans.............................................................................42
         (g)      Fundamental Changes, Line of Business..........................................................42
         (h)      Equipment......................................................................................42
         (i)      Use of Proceeds................................................................................42
         (j)      Affiliate Transactions.........................................................................43

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
         (k)      Settling of Accounts...........................................................................43
         (l)      Management Fees; Expenses......................................................................43
         (m)      Shareholder Debt...............................................................................44
         (n)      Availability...................................................................................44
         (o)      Parent Subordination...........................................................................44
         (p)      Transfer of Assets.............................................................................44
         (q)      Transfer of Shareholder Debt...................................................................45

14.      FINANCIAL COVENANTS.....................................................................................45
         (a)      Tangible Net Worth.............................................................................45
         (b)      Fixed Charge Coverage..........................................................................45
         (c)      Consolidated EBITDA............................................................................45
         (d)      Capital Expenditure Limitations................................................................45

15.      DEFAULT.................................................................................................45
         (a)      Payment........................................................................................46
         (b)      Breach of this Agreement and the Other Agreements..............................................46
         (c)      Breaches of Other Obligations..................................................................46
         (d)      Breach of Representations and Warranties.......................................................46
         (e)      Loss of Collateral.............................................................................46
         (f)      Levy, Seizure or Attachment....................................................................34
         (g)      Bankruptcy or Similar Proceedings..............................................................47
         (h)      Appointment of Receiver........................................................................47
         (i)      Judgment.......................................................................................47
         (j)      Dissolution of Obligor.........................................................................47
         (k)      Default or Revocation of Guaranty..............................................................47
         (l)      Criminal Proceedings...........................................................................48
         (m)      Change of Control..............................................................................48
         (n)      Change of Management...........................................................................48
         (o)      Material Adverse Change........................................................................48

16.      REMEDIES UPON AN EVENT OF DEFAULT.......................................................................48

17.      CONDITIONS PRECEDENT....................................................................................49

18.      INDEMNIFICATION.........................................................................................52

19.      NOTICE..................................................................................................52

20.      CHOICE OF GOVERNING LAW: CONSTRUCTION: FORUM SELECTION..................................................53

21.      MODIFICATION AND BENEFIT OF AGREEMENT...................................................................53

22.      HEADINGS OF SUBDIVISIONS................................................................................54

23.      POWER OF ATTORNEY.......................................................................................54

24.      CONFIDENTIALITY.........................................................................................54

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
25.      COUNTERPARTS............................................................................................54

26.      ELECTRONIC SUBMISSIONS..................................................................................54

27.      WAIVER OF JURY TRIAL: OTHER WAIVERS.....................................................................55

28.      JOINT AND SEVERAL OBLIGATIONS; GUARANTEES...............................................................56
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                                      -iv-

EXHIBITS


Exhibit A         Business and Collateral Locations

Exhibit B         Compliance Certificate

Exhibit C         Commercial Tort Claims

Exhibit D         Form of Capital Expenditure Note

Exhibit E         Financial Statements


SCHEDULES

Schedule A              Account Debtors

Schedule 11(g)          Litigation

Schedule 11(i)          Affiliate Transactions

Schedule 11(j)          Names and Trade Names

Schedule 11(n)          Indebtedness

Schedule 11(p)          Parents, Subsidiaries and Affiliates

Schedule 13(a)          Guaranties

Schedule 17(a)          Closing Document List

                           LOAN AND SECURITY AGREEMENT


                  THIS LOAN AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this "AGREEMENT") made this 24th day of September, 2001 by and among LASALLE BUSINESS CREDIT, INC., a Delaware corporation ("LENDER"), located at 135 South LaSalle Street, Chicago, Illinois 60603-4105, and PROTECTIVE APPAREL CORPORATION OF AMERICA, a New York corporation ("PACA"), POINT BLANK BODY ARMOR, INC., a Delaware corporation ("POINT BLANK") and NDL PRODUCTS, INC., a Florida corporation ("NDL", and together with PACA and Point Blank, collectively, the "BORROWERS" and each, individually, a "BORROWER"), and DHB INDUSTRIES, INC., a Delaware corporation (f/k/a DHB Capital Group, Inc., the "PARENT" or a "GUARANTOR").

                                   WITNESSETH:

                  WHEREAS, the Borrowers may, from time to time, request Loans and Letters of Credit from Lender, and the parties wish to provide for the terms and conditions upon which such Loans or other financial accommodations, if made by Lender, shall be made;

                  NOW, THEREFORE, in consideration of any Loan (including any Loan by renewal or extension) or Letter of Credit hereafter made to the Borrowers by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Borrowers, the parties agree as follows:

1.       DEFINITIONS.

                  "ACCOUNT", "ACCOUNT DEBTOR", "CHATTEL PAPER", "COMMERCIAL TORT CLAIMS", "DEPOSIT ACCOUNTS", "DOCUMENTS", "ELECTRONIC CHATTEL PAPER", "EQUIPMENT", "FIXTURES", "GENERAL INTANGIBLES", "GOODS", "INSTRUMENTS", "INVENTORY", "INVESTMENT PROPERTY", "LETTER-OF-CREDIT RIGHT", "PROCEEDS" AND "TANGIBLE CHATTEL PAPER" shall have the respective meanings assigned to such terms in the New York Uniform Commercial Code, as the same may be in effect from time to time.

                  "ADJUSTED AVAILABILITY" shall mean, as of any date of determination, an amount, determined by the Lender in a commercially reasonable manner, equal to the excess of (a) the Revolving Loan Limit OVER (b) the sum of
(i) the principal amount of all outstanding Revolving Loans and all Letter of Credit Obligations PLUS (ii) the aggregate amount of all outstanding and unpaid trade payables and other obligations of the Borrowers which are more than sixty
(60) days past due as of such date.

                  "AFFILIATE" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, Parent or any Borrower, (ii) which beneficially owns or holds five percent (5%) or more of the voting control or outstanding equity interests of Parent or any Borrower, or (iii) five percent (5%) or more of the voting control or outstanding equity interests of which is beneficially owned or held by Parent or any Borrower.

                  "ANNUAL TERM LOAN PREPAYMENT" shall have the meaning specified in SUBSECTION 2(D)(IV)(B) hereof.

                  "AVAILABILITY" shall mean, as of any date of determination, an amount, determined by the Lender in a commercially reasonable manner, equal to the excess of (a) the Revolving Loan Limit OVER (b) the sum of the principal amount of all outstanding Revolving Loans and all Letter of Credit Obligations.

                  "BLOCKED   ACCOUNT"  shall  have  the  meaning   specified  in
SUBSECTION 8(A) hereof.

                  "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or (i) with respect to all matters, determinations, fundings and payments in connection with LIBOR Rate Loans, any day on which banks in London, England or Chicago, Illinois are required or permitted to close, and (ii) with respect to all other matters, any day that banks in Chicago, Illinois are required or permitted to close.

                  "CAPITAL EXPENDITURE LOAN LIMIT" shall have the meaning specified in SUBSECTION 2(C) hereof.

                  "CAPITAL EXPENDITURE LOANS" shall mean the Loans made pursuant to SUBSECTION 2(C) hereof.

                  "CAPITAL EXPENDITURE NOTE" shall have the meaning specified in SUBSECTION 17(C) hereof.

                  "CAPITAL EXPENDITURES" shall mean, with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) made by each of the Borrowers during such period that are required by generally accepted accounting principles, consistently applied, to be included in or reflected by the property, plant and equipment or similar fixed asset accounts (or intangible accounts subject to amortization) on the consolidated balance sheet of Parent and its Subsidiaries.

                  "CASH PROCEEDS" shall have the meaning specified in SUBSECTION 2(D)(IV)(A) hereof.

                  "CLOSING DOCUMENT CHECKLIST" shall have the meaning specified in SUBSECTION 17(A)(I) hereof.

                  "COLLATERAL" shall mean all of the property of the Parent, the Borrowers and the DHB Subsidiaries described in SECTION 5 hereof, together with all other real or personal property of any Obligor or any other Person now or hereafter pledged or assigned to Lender to secure, either directly or indirectly, repayment of any of the Liabilities.

                  "COLLATERAL MANAGEMENT FEE" shall have the meaning specified in SUBSECTION 12(D) hereof.

                  "DEFAULT" shall have the meaning specified in SUBSECTION 2(A) hereof.

                  "DFAS-CO" shall mean Defense Financing & Account Service - Columbus, Ohio.

                  "DFAS ACCOUNT SUBLIMIT" shall have the meaning specified in the definition of "ELIGIBLE ACCOUNT".

                  "DHB SUBSIDIARY " shall mean each of DHB Armor Group, Inc., a Delaware corporation, DHB Sports Group, Inc., a Delaware corporation, Lanxide Armor Products Inc., a Delaware corporation, and Orthopedic Products, Inc., a Florida corporation.

                  "DISTRIBUTION" shall have the meaning specified in SUBSECTION 13(O) hereof.

                  "EBITDA" shall mean, with respect to any period, the net income of Parent and its consolidated Subsidiaries, after taxes, for such period (excluding any after-tax gains or losses on the sale of assets outside of the ordinary course of business and excluding other after-tax extraordinary gains or losses) PLUS interest expense, income tax expense, depreciation and amortization for such period, MINUS or PLUS gains or losses attributable to any fixed asset sales made during such period (to the extent not already excluded in this definition), PLUS or MINUS any other non-cash charges or gains which have been subtracted or added in calculating net income after taxes for such period, all on a consolidated basis.

                  "ELIGIBLE ACCOUNT" shall mean an Account owing to a Borrower which is acceptable to Lender in its sole discretion, exercised in a commercially reasonable manner, for lending purposes. Without limiting Lender's discretion, Lender shall consider an Account (or portion thereof) to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

                  (i) it is genuine and in all respects what it purports to be;

                  (ii) it is owned by a Borrower, such Borrower has the right to subject it to a security interest in favor of Lender or assign it to Lender and it is subject to a first priority perfected security interest in favor of Lender and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

                  (iii) it arises from (A) the performance of services by a Borrower in the ordinary course of such Borrower's business, and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder; or (B) the sale or lease of Goods by a Borrower in the ordinary course of such Borrower's business, and (w) such Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to the Account Debtor, (x) or, in the case of Accounts where a department or agency of the U.S. Government is the Account Debtor, such Goods have been segregated in an area of a warehouse where such Borrower to which such Accounts are owed stores Inventory, clearly designated as containing Goods to be shipped to U.S. military bases and which Goods have been accepted and approved by such department or agency on a completed and signed form DD-250, (y) and shall not include any portion of Goods which such Account Debtor has refused to accept, returned or offered to return, which are the subject of such Account, and (z) such Borrower has possession of, or such Borrower has delivered to Lender (at Lender's request), shipping and delivery receipts evidencing delivery of such Goods;

                  (iv) it is evidenced by an invoice rendered to the Account Debtor thereunder and is not outstanding beyond the earlier of (i) sixty (60) days past the due date and (ii) (x) in the case of all Account Debtors other than DFAS-CO, ninety (90) days past the invoice date and (y) in the case of DFAS-CO, one hundred and fifty days past the invoice date, PROVIDED that not more than $3,000,000 in the aggregate outstanding at any one time of Accounts described in this clause (y) (the "DFAS ACCOUNT SUBLIMIT") may be deemed "ELIGIBLE ACCOUNTS", PROVIDED FURTHER, in the event that additional contracts are awarded by DFAS-CO to a Borrower, Lender may, in its sole discretion, exercised in a commercially reasonable manner, after discussion with such Borrower, increase the DFAS Account Sublimit in incremental amounts, but in no event to an amount greater than $5,000,000, for the purpose of financing all or a portion of the increased Accounts to be generated under such new contracts, so long as no Event of Default shall have occurred and be continuing, PROVIDED, FURTHER that if more than fifty percent (50%) of the aggregate dollar amount of invoices owing by a particular Account Debtor are ineligible hereunder, then all Accounts owing by that Account Debtor shall be deemed ineligible;

                  (v) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder; PROVIDED that any portion of such Account, and only such portion, which is subject to setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or to any claim by such Account Debtor denying liability thereunder in whole or in part shall not be deemed 'Eligible' hereunder;

                  (vi) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

                  (vii) the Account Debtor thereunder is not a director, officer, employee or agent of Parent or a Borrower, a Subsidiary of a Borrower or Parent or an Affiliate of Parent or a Borrower;

                  (viii) (a) on and after the date ninety-one (91) days from the date of this Agreement (the "COMPLIANCE Date"), it is not an Account with respect to which the Account Debtor is the United States of America, or any department, agency or instrumentality thereof (each, a "FEDERAL ENTITY"), unless the Borrower to which the Account is payable has duly assigned its right to payment of such Account to the Lender pursuant to, and in full compliance with, the Federal Assignment of Claims Act of 1940, as amended; PROVIDED, HOWEVER, that, on and after the Compliance Date, an Account that is an Eligible Account in all other respects shall not be deemed to be ineligible under this clause
         (viii)(a) solely because it has not been duly assigned in compliance with the Federal Assignment of Claims Act of 1940, so long as the face amount of each such Account does not exceed $10,000; PROVIDED FURTHER, that, on and after the Compliance Date, notwithstanding the terms of the preceding proviso, that portion of the aggregate amount of all such Accounts outstanding at any one time which exceeds $60,000 shall be ineligible hereunder.

                           (b) it is not an Account with respect to which the Account Debtor is any state or local government, or any department, agency or instrumentality thereof, unless the Borrower to which the Account is payable has assigned its right to payment of such Account to the Lender pursuant to, and in full compliance with, any local applicable law comparable to the Federal Assignment of Claims Act of 1940; PROVIDED, HOWEVER, that an Account that is an Eligible Account in all other respects shall not be deemed to be ineligible under this clause
         (viii)(b) solely because it has not been duly assigned in compliance with such applicable local law, so long as (I) the face amount of such Account does not exceed $15,000; PROVIDED FURTHER, that, notwithstanding the terms of the preceding proviso, that portion of the aggregate amount of all such Accounts outstanding at any one time which exceeds $50,000 shall be ineligible hereunder.

                  (ix) it is not an Account with respect to which the Account Debtor is located in a state which requires the Borrower to which the Account is payable, as a precondition to commencing or maintaining an action in the courts of that state, either to (A) receive a certificate of authority to do business and be in good standing in such state; or (B) file a notice of business activities report or similar report with such state's taxing authority, unless
(x) such Borrower has taken the actions described in clauses (A) or (B); (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by such Borrower at its election; or (z) such Borrower has proven, to Lender's satisfaction, that it is exempt from any such requirements under any such state's laws;

                  (x) the Account Debtor is located within the United States of America;

                  (xi) it is not an Account with respect to which the Account Debtor's obligation to pay is subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis, provided, HOWEVER, that Accounts in an aggregate amount of up to $1,000,000 outstanding at any one time arising from sales made to DFAS-CO on a bill-and-hold basis shall not be ineligible under this clause (xi) so long as such Accounts otherwise constitute "ELIGIBLE ACCOUNTS";

                  (xii) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue; or (B) which violates any of the covenants of any Borrower contained in this Agreement;

                  (xiii) it is not an Account which, when added to a particular Account Debtor's other indebtedness to any Borrower, exceeds (A) 10% of all Accounts of all Borrowers, except for those Account Debtors listed on SCHEDULE A hereto, or hereafter approved by Lender in its sole discretion, exercised in a commercially reasonable manner, or (B) a credit limit determined by Lender in its sole discretion, exercised in a commercially reasonable manner, for that Account Debtor (except that Accounts excluded from Eligible Accounts solely by reason of this clause (xiii) shall be Eligible Accounts to the extent of such credit limit);

                  (xiv) it does not arise out of progress billings or prior to completion of an order, or is not subject to any adverse security deposit or other similar advance made by or for the benefit of the applicable Account Debtor;

                  (xv) it is not an Account which constitutes advertising, finance charges, service charges or excise taxes; and

                  (xvi) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Lender in its sole discretion, exercised in a commercially reasonable manner;

                  "ELIGIBLE INVENTORY" shall mean Inventory of each Borrower which is acceptable to Lender in its sole discretion, exercised in commercially reasonable manner, for lending purposes. Without limiting Lender's discretion, Lender shall consider Inventory to be Eligible Inventory if it meets, and so long as it continues to meet, the following requirements:

                  (i) it is owned by a Borrower, such Borrower has the right to subject it to a security interest in favor of Lender and it is subject to a first priority perfected security interest in favor of Lender and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

                  (ii) it is located on one of the premises listed on EXHIBIT A (or other locations of which Lender has been advised in writing pursuant to SUBSECTION 12(B)(I) hereof) and is not in transit except between such locations;

                  (iii) if held for sale or lease or furnishing under contracts of service, it is (except as Lender may otherwise consent in writing) new and unused and free from defects which would, in Lender's sole determination, made in a commercially reasonable manner, affect its market value;

                  (iv) it is not stored with a bailee, consignee, warehouseman, processor or similar party unless Lender has given its prior written approval and the relevant Borrower has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to Lender, in form and substance acceptable to Lender, such Uniform Commercial Code financing statements, warehouse receipts, waivers and other documents as Lender shall require, or is on consignment to a Borrower from any Person;

                  (v)  Lender  has  determined,   in  accordance  with  Lender's
customary business practices, that it is not unacceptable due to age, type, category or quantity;

                  (vi) it does not consist of supplies, packaging, parts or sample Inventory;

                  (vii) no Borrower has returned, has attempted to return, is in the process of returning or intends to return such Inventory to the vendor thereof;

                  (viii) it is not damaged, obsolete, slow moving or not currently usable or saleable in the normal course of the applicable Borrower's operations; and

                  (ix) it is not Inventory (A) with respect to which any of the representations and warranties contained in this Agreement are untrue; or (B) which violates any of the covenants of any Borrower contained in this Agreement.

                  "ENVIRONMENTAL LAWS" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to any Borrower's business or facilities owned or operated by any Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

                  "EVENT OF DEFAULT" shall have the meaning specified in SECTION 15 hereof.

                  "EXCESS CASH FLOW" shall have the meaning specified in SUBSECTION 2(D)(IV)(B) hereof.

                  "FEDERAL   CONTRACT"  shall  have  the  meaning  specified  in
SUBSECTION 12(C) hereof.

                  "FEDERAL  ENTITY"  shall have the meaning  specified in clause
(viii)(a) of the definition of Eligible Account.

                  "FISCAL YEAR" shall mean each twelve (12) month accounting period of Parent, which ends on December 31 of each year.

                  "FIXED CHARGES" shall mean for any period, without duplication, all payments, whether or not scheduled, of principal during the applicable period with respect to all indebtedness of Parent and its Subsidiaries, on a consolidated basis, for borrowed money, plus all payments, whether or not scheduled, of principal during the applicable period with respect to all capitalized lease obligations of Parent and its Subsidiaries, on a consolidated basis, plus all payments, whether or not scheduled, of interest during the applicable period with respect to all indebtedness of Parent and its Subsidiaries, on a consolidated basis, for borrowed money including capital lease obligations, plus unfinanced Capital Expenditures of Parent and its Subsidiaries, on a consolidated basis, during the applicable period, plus payments during the applicable period in respect of income or franchise taxes of Parent and its Subsidiaries, on a consolidated basis, plus the amount of all dividends paid by Parent and its Subsidiaries, on a consolidated basis.

                  "GUARANTOR" or "GUARANTORS" shall have the respective meanings specified in SUBSECTION 28(B) hereof.

                  "HAZARDOUS MATERIALS" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law

(including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

                  "INDEMNIFIED  PARTY"  shall  have  the  meaning  specified  in
SECTION 18 hereof.

                  "INTEREST   PERIOD"  shall  have  the  meaning   specified  in
SUBSECTION 4(A)(II) hereof.

                  "LASALLE BANK" shall mean LaSalle Bank National Association, Chicago, Illinois.

                  "LETTER OF CREDIT" shall mean any Letter of Credit issued on behalf of a Borrower in accordance with this Agreement.

                  "LETTER OF CREDIT OBLIGATIONS" shall mean, as of any date of determination, the sum of (i) the aggregate undrawn face amount of all Letters of Credit and (ii) the aggregate unreimbursed amount of all drawn Letters of Credit not already converted to Loans hereunder.

                  "LIABILITIES" shall mean any and all obligations, liabilities and indebtedness of each Borrower to Lender or to any parent, affiliate or subsidiary of Lender, of any and every kind and nature, arising under or pursuant to this Agreement or the transactions contemplated hereunder, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

                  "LIBOR RATE" shall mean, with respect to any LIBOR Rate Loan for any Interest Period, a rate per annum equal to (a) the offered rate for deposits in United States dollars for a period equal to such Interest Period as it appears on Telerate page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. "Telerate page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace page 3750 of that service or such other service) as may be nominated by the British Bankers' Association as the vendor for the purpose of displaying British Bankers' Association interest settlement rates for United States dollar deposits, divided by (b) a number equal to 1.0 minus the maximum reserve percentages (express as a decimal fraction) including, without limitation, basic supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, for Eurocurrency funding (currently referred to as "EUROCURRENCY LIABILITIES" in Regulation D of such Board) which are required to be maintained by Lender by the Board of Governors of the Federal Reserve System. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in such reserve percentage.

                  "LIBOR RATE LOANS" shall mean the Loans bearing interest with reference to the LIBOR Rate.

                  "LIFE INSURANCE ASSIGNMENT" shall mean an Assignment of Life Insurance Policy to be executed by the owner and the beneficiary thereof, in form and substance satisfactory to the Lender, collaterally assigning to the Lender the Life Insurance Policy in order to secure payment of the Liabilities.

                  "LIFE INSURANCE POLICY" shall have the meaning specified in SUBSECTION 12(J) hereof.

                  "LOANS" shall mean all loans and advances made by Lender to or on behalf of any Borrower hereunder.

                  "LOCK BOX" shall have the meaning specified in SUBSECTION 8(B) hereof.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, property, assets, prospects, operations or condition, financial or otherwise, of a Person.

                  "MAXIMUM LOAN LIMIT" shall mean Eighteen Million Eight Hundred Thousand and No/100 Dollars ($18,800,000).

                  "MAXIMUM   REVOLVING   LOAN  LIMIT"  shall  have  the  meaning
specified in SUBSECTION 2(A) hereof.

                  "OBLIGOR" shall mean Parent and each Borrower and each other Person who is or shall become primarily or secondarily liable for any of the Liabilities.

                  "ORIGINAL TERM" shall have the meaning specified in SECTION 10 hereof.

                  "OTHER AGREEMENTS" shall mean all agreements, instruments and documents, other than this Agreement, including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Parent, one or more Borrowers, one or more DHB Subsidiaries or any other Obligor and delivered to Lender or to any parent, affiliate or subsidiary of Lender in connection with the Liabilities or the transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.

                  "PAYMENT CONDITIONS" shall have the meaning specified in SUBSECTION 13(E) hereof.

                  "PBGC" shall have the meaning specified in SUBSECTION 12(B)(V) hereof.

                  "PERMITTED ACQUISITION" and "PERMITTED ACQUISITIONS" shall have the respective meanings specified in SUBSECTION 13(d) hereof.

                  "PERMITTED JV INVESTMENT" and "PERMITTED JV INVESTMENTS" shall have the respective meanings specified in SUBSECTION 13(F) hereof.

                  "PERMITTED LIENS" shall mean (i) liens of lessors under lease agreements and statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder; (ii) liens or security interests in favor of Lender; (iii) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on any Borrower's ability to use such real property for its intended purpose in connection with such Borrower's business; (iv) liens in connection with purchase money indebtedness and capitalized leases otherwise permitted pursuant to this Agreement; PROVIDED, that such liens attach only to the assets the purchase of which was financed by such purchase money indebtedness or which is the subject of such capitalized leases; (v) liens securing the payment of Taxes not yet due or the payment of which is being contested in good faith and by appropriate proceedings for which adequate reserves have been established to the extent required by GAAP, consistently applied; (vi) deposits under workers compensation, unemployment insurance or social security laws, or to secure the performance of bids, tenders, contracts or leases, or to secure statutory obligations, surety or appeal bonds, or other bonds in the ordinary course of business; (vii) liens securing judgments or awards which do not constitute Events of Default hereunder and which are being appealed while a stay is in effect; (viii) other liens that secure obligations, the aggregate principal amount of which does not exceed, as of any date of determination, Five Thousand and No/100 Dollars ($5,000); (ix) liens that secure the Shareholder Debt and (x) liens to which Lender has given its prior written consent.

                  "PERMITTED TRANSFEREE" shall have the meaning given such term in SUBSECTION 13(Q) hereof.

                  "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

                  "PLAN" shall have the meaning specified in SUBSECTION 12(B)(V) hereof.

                  "PRIME RATE" shall mean LaSalle Bank's publicly announced prime rate (which is not intended to be LaSalle Bank's lowest or most favorable rate in effect at any time) in effect from time to time.

                  "PRIME RATE LOANS" shall means the Loans bearing interest with reference to the Prime Rate.

                  "REGULATORY CHANGE" shall have the meaning specified in SUBSECTION 4(B)(III) hereof.

                  "RENEWAL TERM" shall have the meaning specified in SECTION 10 hereof.

                  "REVOLVING LOAN LIMIT" shall have the meaning specified in SUBSECTION 2(A) hereof.

                  "REVOLVING   LOANS"  shall  have  the  meaning   specified  in
SUBSECTION 2(A) hereof.

                  "SHAREHOLDER DEBT" shall mean the indebtedness owing by Parent to David H. Brooks, an individual, the aggregate unpaid principal amount of which indebtedness, immediately prior to the making of the initial Loans hereunder, is approximately $16,000,000.

                  "SUBSIDIARY" shall mean, as to any Person, any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by such Person, or any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by such Person or any partnership of which such Person is a general partner.

                  "TANGIBLE NET WORTH" shall mean, with respect to a Person, such Person's shareholders' equity (including retained earnings) LESS the book value (to the extent included in such shareholders' equity) of all intangible assets, including, without limitation, non-marketable securities, prepaid expenses, deferred tax assets and, in the case of the Parent or any Borrower, "other assets" as reflected on such Person's balance sheet, PLUS the amount of any LIFO reserve and the amount of any debt subordinated to Lender, all as determined under generally accepted accounting principles applied, in the case of the Parent, on a basis consistent with the consolidated financial statements of the Parent and its Subsidiaries dated as of December 31, 2000;

                  "TAX" shall mean any tax, levy, impost, duty, deduction, withholding or charges of whatever nature required to be paid by Lender (i) in relation to any LIBOR Rate Loans and the applicable LIBOR Rate, and/or (ii) to be withheld or deducted from any payment otherwise required hereby to be made by one or more Borrowers to Lender; PROVIDED, that the term "TAX" shall not include any taxes imposed upon the net income of Lender.

                  "TERM LOAN" shall have the meaning specified in SUBSECTION 2(B) hereof.

                  "TREASURY RATE" shall have the meaning specified in SUBSECTION 4(A)(IV) hereof. "TRIGGERING EVENT" shall have the meaning specified in SUBSECTION 8(B) hereof.

         2.       LOANS.

                  (A) REVOLVING LOANS.

                  Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term and any Renewal Term, commencing on the date the conditions in SUBSECTION 17(A) are satisfied, Lender shall make revolving loans and advances to one or more Borrowers (the "REVOLVING LOANS") in an amount up to the sum of the following sublimits (the "REVOLVING LOAN LIMIT"):

                  (i) Up to eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of each Borrower's business) of such Borrower's Eligible Accounts; PLUS

                  (ii) Up to the least of the following amounts: (I) Ten Million and No/100 Dollars ($10,000,000), (II) an amount equal to the sum of (x) up to fifty-five percent (55%) of the lower of cost or market value of Eligible Inventory consisting of raw materials, PLUS (y) the lesser of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000) and up to fifty-five percent (55%) of the lower of cost or market value of Eligible Inventory consisting of finished goods, PLUS (z) the lesser of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000) and up to twenty-five percent (25%) of the lower of cost or market value of Eligible Inventory consisting of work-in-process; and
(III) an amount equal to up to eighty percent (80%) of the orderly liquidation value of Eligible Inventory consisting of raw materials, work-in-process and finished goods, where cost shall be determined based on the first-in-first-out method, and orderly liquidation value shall be determined based on the then most recent appraisal of inventory of Borrowers performed by The Buxbaum Group (or other appraisal company satisfactory to Lender); PROVIDED, that, after applying the applicable advance rates set forth above in this clause (ii), in no event shall Lender make any Revolving Loans against the value of Eligible Inventory located at premises which are neither owned nor leased by the applicable Borrower in an amount to exceed One Hundred Twenty-Five Thousand and No/100 Dollars ($125,000) at any one time; PLUS

                  (iii) Up to fifty percent (50%) of the face amount of documentary Letters of Credit issued or guaranteed by Lender for the purpose of purchasing Eligible Inventory; PROVIDED, that such Letters of Credit are in form and substance satisfactory to Lender; MINUS

                  (iv) such reserves as Lender elects, in its sole discretion, exercised in a commercially reasonable manner, to establish from time to time;

PROVIDED,  that (x) the sum of the Letters of Credit to be issued  under  clause
(iii) above, together with the aggregate undrawn amount of all standby Letters of Credit issued or guaranteed by Lender, with respect to all Borrowers, shall at no time exceed Two Million and No/100 Dollars ($2,000,000) and (y) the Revolving Loan Limit with respect to Revolving Loans made to all Borrowers, at any one time outstanding, shall in no event exceed Fifteen Million Five Hundred Thousand and No/100 Dollars ($15,500,000) (the "MAXIMUM REVOLVING LOAN LIMIT").

                  The aggregate unpaid principal balance of the Revolving Loans made to all Borrowers, at any one time outstanding, shall not at any time exceed the lesser of (i) the Revolving Loan Limit MINUS the Letter of Credit Obligations of all Borrowers and (ii) the Maximum Revolving Loan Limit MINUS the Letter of Credit Obligations of all Borrowers. If at any time the outstanding aggregate principal amount of such Revolving Loans exceeds the Revolving Loan Limit MINUS such Letter of Credit Obligations, or any portion of the outstanding principal of such Revolving Loans and such Letter of Credit Obligations exceeds any applicable sublimit within the Revolving Loan Limit, the Borrowers shall immediately, on a joint and several basis, and without the necessity of demand by Lender, pay to Lender such amount as may be necessary to eliminate such excess, and Lender shall apply such payment to the outstanding principal amount of the Revolving Loans which are Prime Rate Loans until paid in full, and thereafter, to any other outstanding Revolving Loans, in such order as Lender shall determine in its sole discretion.

                  Each Borrower hereby authorizes Lender, in its sole discretion, exercised in a commercially reasonable manner, to charge any of such Borrower's accounts or advance Revolving Loans to make any payments of principal, interest, fees, costs or expenses required to be made to Lender under this Agreement or the Other Agreements.

                  A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: Each Borrower shall give Lender same day notice, no later than 11:30 A.M. (New York time) for such day, of its request for a Revolving Loan as a Prime Rate Loan, and at least two (2) Business Days prior notice of its request for a Revolving Loan as a LIBOR Rate Loan, in which notice such Borrower shall specify the amount and type of the proposed borrowing and the proposed borrowing date; PROVIDED, HOWEVER, that no such request may be made at a time when there exists an Event of Default or an event which, with the passage of time or giving of notice, will become an Event of Default (a "DEFAULT"). In the event that a Borrower maintains a control disbursement account at LaSalle Bank, each check presented for payment against such control disbursement account and any other charge or request for payment against such control disbursement account shall constitute a request for a Revolving Loan as a Prime Rate Loan. As an accommodation to each Borrower, Lender may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by such Borrower. Unless a Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from such Borrower, Lender shall have no liability to such Borrower for any loss or damage suffered by such Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by such Borrower, and Lender shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

                  Each Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Loan requested by such Borrower, or deemed to be requested by such Borrower, as follows: the proceeds of each Revolving Loan requested under SUBSECTION 2(a) hereof shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing by such Borrower, in accordance with the terms of the written disbursement letter from such Borrower, and in the case of each subsequent borrowing, by wire transfer or Automated Clearing House (ACH) transfer to such bank account as may be agreed upon by such Borrower and Lender from time to time, or elsewhere if pursuant to a written direction from such Borrower.

         (B)      TERM LOAN.

                  Subject to the terms and conditions of this Agreement and the Other Agreements, on the date that the conditions in SUBSECTION 17(A) hereof are satisfied, Lender shall make a term loan to Point Blank in the amount of One Million Eight Hundred Thousand and No/100 Dollars ($1,800,000) (the "TERM LOAN").

         (C)      CAPITAL EXPENDITURE LOANS.

                  Subject to the terms and conditions of this Agreement and the Other Agreements, from time to time after the initial Loans are advanced hereunder, Lender shall make advances (each such advance, a "CAPITAL EXPENDITURE LOAN") to the Borrowers of up to seventy-five percent (75%) of the net invoice cost (exclusive of sales taxes, delivery charges and other "soft" costs related to such purchase) of Equipment to be purchased with the proceeds of such advances, which Equipment is acceptable to Lender in its sole discretion, exercised in a commercially reasonable manner, and upon which Lender shall have a first priority perfected security interest; PROVIDED, that (i) the aggregate principal amount of Capital Expenditure Loans advanced hereunder shall not exceed One Million Five Hundred Thousand and No/100 Dollars ($1,500,000) (the "CAPITAL EXPENDITURE LOAN LIMIT"), (ii) at least five (5) Business Days prior to any such Capital Expenditure Loan advanced hereunder, the Borrower requesting the Capital Expenditure Loan shall have furnished to Lender an invoice and acceptance letter for the Equipment being purchased and shall have executed such documents and taken such other actions as Lender shall require to assure that Lender has a first priority perfected security interest in such Equipment, (iii) each Capital Expenditure Loan advanced hereunder shall be in an amount of not less than One Hundred Thousand and No/100 Dollars ($100,000), and (iv) such Borrower shall have executed and delivered to Lender a promissory note in the form OF EXHIBIT D annexed hereto, in a principal amount equal to the amount of the Capital Expenditure Loan to be made to such Borrower.

         (D)      REPAYMENTS.

                  The obligation of the Borrowers to repay the Liabilities shall be joint and several. The Liabilities shall be repaid as follows:

                  (i) REPAYMENT OF REVOLVING LOANS. The Revolving Loans and all other Liabilities (other than the Term Loan and the Capital Expenditure Loans) shall be repaid in full on the last day of the Original Term, or any Renewal Term, if this Agreement is renewed pursuant to SECTION 10 hereof. Revolving
Loans borrowed as Prime Rate Loans may be repaid at any time in whole or in part. Revolving Loans borrowed as LIBOR Rate Loans may be repaid at the end of the relevant Interest Period.

                  (ii) REPAYMENT OF TERM LOAN. The Term Loan shall be repaid in thirty-five (35) consecutive monthly installments of principal, on the first day of each month, commencing November 1, 2001, of which the first twenty-four (24) installments shall be in the amount of Sixty-Two Thousand Five Hundred and No/100 Dollars ($62,500) each and the remaining eleven (11) installments shall be in the amount of Eight Thousand Three Hundred Thirty-Three and No/100 Dollars ($8,333) each; PROVIDED, that any remaining outstanding principal balance of the

Term Loan shall be repaid on the earlier to occur of last day of the Original Term and the date of termination of this Agreement pursuant to SECTION 10 hereof. If any such payment due date is not a Business Day, then such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

                  (iii) REPAYMENT OF CAPITAL EXPENDITURE LOANS. Each Capital Expenditure Loan shall be repaid in consecutive equal monthly installments, on the first day of each month, commencing with the first day of the calendar month immediately following the month in which such Capital Expenditure Loan was advanced, based on an amortization schedule consisting of sixty (60) months; PROVIDED, however, that any remaining outstanding principal balance of such Capital Expenditure Loan shall be repaid on the earlier to occur of last day of the Original Term and the date of termination of this Agreement pursuant to
SECTION 10;  PROVIDED  FURTHER,  that if this  Agreement is renewed  pursuant to
SECTION 10 hereof, such Capital Expenditure Loan shall continue to be repaid in consecutive equal monthly installments of principal in amounts based on the amortization schedule then in effect, until the earlier of (i) repayment in full thereof, (ii) the last day of such Renewal Term or (iii) the date of termination of this Agreement pursuant to SECTION 10, on which date any remaining outstanding principal of such Capital Expenditure Loan shall be repaid in full. If any such payment due date is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

                  (iv) MANDATORY PREPAYMENTS OF THE TERM LOAN AND THE CAPITAL EXPENDITURE LOANS.


                          (A) SALES OF ASSETS.  Upon  receipt of the proceeds of
the sale or other disposition of any Equipment, or if any of the Equipment is damaged, destroyed or taken by condemnation in whole or in part, the proceeds thereof (such proceeds, "CASH PROCEEDS") shall be paid by the Borrowers on a joint and several basis to Lender as a mandatory prepayment of the Term Loan or the Capital Expenditure Loan which was advanced against the value and for the purchase of such asset, such payment to be applied against the remaining installments of principal in the inverse order of their maturities until such Term Loan or Capital Expenditure Loan is repaid in full, and then shall be applied to any remaining installments of principal of any other outstanding Capital Expenditure Loan, in the inverse order of their respective maturities until repaid in full, and then, upon repayment in full of the Term Loan and all outstanding Capital Expenditure Loans, shall be applied to the other
Liabilities, as determined by Lender, in its sole discretion, exercised in a commercially reasonable manner; PROVIDED, that, with respect to no more than One Hundred Thousand and No/100 Dollars ($100,000) of aggregate Cash Proceeds in any one Fiscal Year, such Cash Proceeds shall not be required to be so applied on such date so long as (i) no Default or Event or Default exists on such date,
(ii) the Borrowers deliver a certificate on or prior to such date to Lender stating that such Cash Proceeds shall be used to purchase Equipment to be used in the ordinary course of business in compliance with this Agreement within ninety (90) days following the date such Cash Proceeds are received by a Borrower and (iii) such Cash Proceeds shall be placed in a cash collateral account with LaSalle Bank until such time as they are so used; PROVIDED, FURTHER, that if all or any portion of such Cash Proceeds which are not being applied to the repayment of either the Term Loan or Capital Expenditure Loans pursuant to the previous proviso of this SUBSECTION 4(D)(IV)(A) are not used for the purchase of Equipment within such ninety (90) day period, such remaining portion thereof shall be applied on the last day of such period as a mandatory prepayment in accordance with this SUBSECTION 4(D)(IV)(A).

                          (B) EXCESS CASH FLOW.  Ten (10) days after  receipt of
Parent's Fiscal Year end audited financial statements for each Fiscal Year, commencing with the Fiscal Year ending December 31, 2002, the Borrowers shall make a mandatory prepayment of the Term Loan in an amount equal to twenty-five percent (25%) of the Parent's Excess Cash Flow (as defined below) for the Fiscal Year just ended, such prepayment to be applied against the remaining installments of principal in the inverse order of their maturities, with such mandatory prepayments to continue until the date on which the Term Loan shall be repaid in full (each such prepayment, an "ANNUAL TERM LOAN PREPAYMENT"). For purposes hereof, "EXCESS CASH FLOW" shall mean, for each Fiscal Year, EBITDA for such period, minus taxes of Parent and its Subsidiaries paid during such period and any distributions made to Parent's shareholders during such period in respect of taxes for such period, minus non-PIK interest payable during such period, minus actual principal payments made with respect to long-term debt during such period, minus all unfinanced Capital Expenditures during such period on a consolidated basis, without taking into consideration any insurance proceeds received by Parent or any Borrower in payment of damages incurred by Parent or such Borrower as result of Hurricane Irene in October 1999.

                  (E) NOTES.

                  The Loans shall, in Lender's sole discretion, exercised in a commercially reasonable manner, be evidenced by one or more promissory notes in form and substance satisfactory to Lender, and the entries on such promissory notes shall be deemed to be accurate, absent manifest error. However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Lender.

         3.       LETTERS OF CREDIT.

                  (A) GENERAL TERMS.

                  Subject to the terms and conditions of the Agreement and the Other Agreements, during the Original Term or any Renewal Term, commencing on the date the conditions in SUBSECTION 17(A) are satisfied, Lender may, in its sole discretion, from time to time cause to be issued and co-sign for or otherwise guarantee, upon the request of any Borrower, documentary and/or standby Letters of Credit; PROVIDED, that the aggregate undrawn face amount of all such Letters of Credit shall at no time exceed Two Million and No/100 Dollars ($2,000,000). Payments made by Lender to any Person on account of any Letter of Credit shall constitute Revolving Loans hereunder, and each Borrower agrees that each payment made by the issuer of a Letter of Credit in respect of a Letter of Credit shall constitute a request by the Borrowers for a Revolving Loan to reimburse such issuer. The Borrowers shall agree on a joint and several basis to remit to Lender a Letter of Credit fee equal to two percent (2%) per annum on the aggregate undrawn face amount of all Letters of Credit outstanding, which fee shall be payable monthly in arrears on the last Business Day of each month. The Borrowers shall also agree on a joint and several basis to pay on demand the normal and customary administrative charges of the issuer of the Letter of Credit for issuance, amendment, negotiation, renewal or extension of any Letter of Credit.

                  (B) REQUESTS FOR LETTERS OF CREDIT.

                  The request by any Borrower for the issuance of a Letter of Credit shall be made in writing at least two (2) Business Days prior to the date such Letter of Credit is to be issued. Each such request shall specify the date such Letter of Credit is to be issued, the amount thereof, the name and address of the beneficiary thereof and a description of the transaction to be supported thereby. Any such notice shall be accompanied by the form of Letter of Credit requested and any application or reimbursement agreement required by the issuer of such Letter of Credit. If any term of such application or reimbursement agreement is inconsistent with this Agreement, then the provisions of this Agreement shall control to the extent of such inconsistency.

                  (C) OBLIGATIONS ABSOLUTE.

                  The Borrowers shall be obligated jointly and severally to reimburse the issuer of any Letter of Credit, or Lender, if Lender has reimbursed such issuer on any one or more of the Borrowers' behalf, for any payments made in respect of any Letter of Credit, which obligation shall be unconditional and irrevocable and shall be paid regardless of: (i) any lack of validity or enforceability of any Letter of Credit, (ii) any amendment or waiver of or consent or departure from all or any provisions of any Letter of Credit, this Agreement or any Other Agreement, (iii) the existence of any claim, set off, defense or other right which any Borrower or any other Person may have against any beneficiary of any Letter of Credit, Lender or the issuer of the Letter of Credit, (iv) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (v) any payment under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, and (vi) any other act or omission to act or delay of any kind of the issuer of such Letter of Credit, the Lender or any other Person or any other event or circumstance that might otherwise constitute a legal or equitable discharge of any of the Borrowers' obligations hereunder, except in any case to the extent of the issuer's or the Lender's gross negligence or willful misconduct. It is understood and agreed by each Borrower that the issuer of any Letter of Credit may accept documents that appear on their face to be in order without further investigation or inquiry, regardless of any notice or information to the contrary.

                  (D) EXPIRATION DATES OF LETTERS OF CREDIT.

                  The expiration date of each Letter of Credit shall be no later than the earlier of (i) one (1) year from the date of issuance and (ii) the thirtieth (30th) day prior to the end of the Original Term or any Renewal Term. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one or more one (1) year periods, so long as the issuer thereof has the right to terminate the Letter of Credit at the end of each one (1) year period and no extension period extends past the thirtieth
(30th) day prior to the end of the Original Term or any Renewal Term.

         4.       INTEREST, FEES AND CHARGES.

                  (A) INTEREST RATE.

                  Subject to the terms and conditions set forth below, the Loans shall bear interest at the per annum rates of interest set forth in SUBSECTION
(I), (II), (III) or (IV) below:

                  (i) Prime Rate Loans shall bear interest as follows: (a) Revolving Loans borrowed as Prime Rate Loans shall bear interest at the Prime Rate in effect from time to time, (b) portions of the Term Loan borrowed as Prime Rate Loans shall bear interest at one-half of one percent (0.5%) in excess of the Prime Rate in effect from time to time, and (c) portions of any Capital Expenditure Loan borrowed as Prime Rate Loans shall bear interest at one-quarter of one percent (0.25%) in excess of the Prime Rate in effect from time to time. The rates of interest set forth in this clause (i) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the effective date of each such change in the Prime Rate.

                  (ii) LIBOR Rate Loans shall bear interest as follows: (a) Revolving Loans borrowed as LIBOR Rate Loans shall bear interest at two and one-half percent (2.5%) in excess of the LIBOR Rate for the applicable Interest Period, (b) portions of the Term Loan borrowed as LIBOR Rate Loans shall bear interest at three percent (3.0%) in excess of the LIBOR Rate for the applicable Interest Period and (c) portions of any Capital Expenditure Loan borrowed as LIBOR Rate Loans shall bear interest at two and three-quarters percent (2.75%) in excess of the LIBOR Rate for the applicable Interest Period, in each case such interest rate to remain fixed for such Interest Period. "INTEREST PERIOD" shall mean any continuous period of thirty (30), sixty (60), ninety (90), one hundred eighty (180) or if available, two hundred seventy (270) or three hundred sixty (360) days, as selected from time to time by the requesting Borrower by irrevocable notice (in writing, by telex, telegram or cable) given to Lender not less than two (2) Business Days prior to the first day of each respective Interest Period; PROVIDED that: (A) each such Interest Period occurring after such initial Interest Period shall commence on the day on which the immediately preceding Interest Period expires; (B) the final Interest Period shall be such that its expiration occurs on or before the end of the Original Term or any Renewal Term; and (C) if for any reason a requesting Borrower shall fail to timely select an Interest Period, then such Loans shall continue as, or revert to, Prime Rate Loans.

                  (iii) Upon the occurrence of an Event of Default and during the continuance thereof, all Loans shall bear interest at the rate of two percent (2.0%) per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand.

(iv) The Borrowers may elect at any time to pay interest on all or any portion of the outstanding principal balance of the Term Loan, for its remaining term, at a fixed rate of interest equal to the Treasury Rate plus a margin of interest, which margin shall be determined in the sole discretion of Lender, exercised in a commercially reasonable manner, and shall be commensurate with the margins applied to Prime Rate Loans and LIBOR Rate Loans hereunder. "TREASURY RATE" means with respect to a request by the Borrowers in connection with the Term Loan pursuant to this SUBSECTION 4(A)(IV), a fixed interest rate per annum equal to the sum of (i) the rate of maturity of U.S. Treasury Bills maturing on, or as nearly as possible prior to, the maturity date of the Term Loan, such rate to be determined by the Lender as of the Business Day immediately preceding the first day the Treasury Rate shall be applied, PLUS
(ii) Lender's cost (expressed as a percentage per annum) to acquire such U.S. Treasury issues. The determination of the Treasury Rate by Lender shall, in the absence of manifest error, be conclusive.

                  (v) All interest shall be calculated on the basis of a 360-day year. Unless otherwise indicated herein, interest shall be payable in arrears on the first Business Day of each month.

                  (B) OTHER LIBOR PROVISIONS.

                  (i) Subject to the provisions of this Agreement, the Borrowers shall have the option (A) as of any date, to convert all or any part of the Prime Rate Loans to, or request that new Loans be made as, LIBOR Rate Loans of various Interest Periods, (B) as of the last day of any Interest Period, to continue all or any portion of the relevant LIBOR Rate Loans as LIBOR Rate
Loans; (C) as of the last day of any Interest Period, to convert all or any portion of the LIBOR Rate Loans to Prime Rate Loans; and (D) at any time, to request new Loans as Prime Rate Loans; PROVIDED, that Loans may not be continued as or converted to LIBOR Rate Loans, if the continuation or conversion thereof would violate the provisions of SUBSECTIONS 4(B)(II) or 4(B)(III) of this Agreement or if an Event of Default has occurred and is continuing.

                  (ii) Lender's determination of LIBOR as provided above, shall be conclusive, absent manifest error. Furthermore, if Lender determines, in good faith (which determination shall be conclusive, absent manifest error), prior to the commencement of any Interest Period, that (A) U.S. Dollar deposits of sufficient amount and maturity for funding the Loans are not available to Lender in the London Interbank Eurodollar market in the ordinary course of business, or
(B) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the Loans requested by the Borrowers to be LIBOR Rate Loans or the Loans bearing interest at the rates set forth in SUBSECTION 4(A)(II) of this Agreement shall not represent the effective pricing to Lender for U.S. Dollar deposits of a comparable amount for the relevant period (such as for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in determining the rate), Lender shall promptly notify the Borrowers and (1) all existing LIBOR Rate Loans shall convert to Prime Rate Loans upon the end of the applicable Interest Period, and (2) no additional LIBOR Rate Loans shall be made until such circumstances are cured.

                  (iii) If, after the date hereof, the introduction of, or any change in, any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Lender or its lending offices (a "REGULATORY CHANGE"), shall, in the opinion of counsel to Lender, make it unlawful for Lender to make or maintain LIBOR Rate Loans, then Lender shall promptly notify the Borrowers and (A) the LIBOR Rate Loans shall immediately convert to Prime Rate Loans on the last Business Day of the then existing Interest Period or Interest Periods, or on such earlier date as required by law and (B) no additional LIBOR Rate Loans shall be made until such circumstance is cured.

                  (iv) If, for any reason, a LIBOR Rate Loan is repaid prior to the last Business Day of any Interest Period or if a LIBOR Rate Loan does not occur on a date specified by any of the Borrowers in their request (other than as a result of a default by Lender), the Borrowers agree jointly and severally to indemnify Lender against any loss (including any loss on redeployment of the deposits or other funds acquired by Lender to fund or maintain such LIBOR Rate
Loan), cost or expense incurred by Lender as a result of such prepayment.

                  (v) If any Regulatory Change (whether or not having the force of law) shall (A) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, Lender; (B) subject Lender or the LIBOR Rate Loans to any Tax or change the basis of taxation of payments to Lender of principal or interest due from the Borrowers to Lender hereunder (other than a change in the taxation of the overall net income of Lender); or (C) impose on Lender any other condition regarding the LIBOR Rate Loans or Lender's funding thereof, and Lender shall determine (which determination shall be conclusive, absent any manifest error) that the result of the foregoing is to increase the cost to Lender of making or maintaining the LIBOR Rate Loans or to reduce the amount of principal or interest received by Lender hereunder, then the Borrowers shall be jointly and severally obligated to pay to Lender, on demand, such additional amounts as Lender shall, from time to time, determine are sufficient to compensate and indemnify Lender from such increased cost or reduced amount.

                  (vi) Lender shall receive payments of amounts of principal of and interest with respect to the LIBOR Rate Loans free and clear of, and without deduction for, any Taxes. If (A) Lender shall be subject to any Tax in respect of any LIBOR Rate Loans or any part thereof or, (B) the Borrowers shall be required to withhold or deduct any Tax from any such amount, the LIBOR Rate applicable to such LIBOR Rate Loans shall be adjusted by Lender to reflect all additional costs incurred by Lender in connection with the payment by Lender or the withholding by the Borrowers of such Tax and the Borrowers shall provide Lender with a statement detailing the amount of any such Tax actually paid by the Borrowers. Determination by Lender of the amount of such costs shall be conclusive, absent manifest error. If after any such adjustment any part of any Tax paid by Lender is subsequently recovered by Lender, Lender shall reimburse the Borrowers to the extent of the amount so recovered. A certificate of an officer of Lender setting forth the amount of such recovery and the basis therefor shall be conclusive, absent manifest error.

                  (vii) Each request for LIBOR Rate Loans shall be in an amount of not less than Five Hundred Thousand and No/100 Dollars ($500,000), and in integral multiples of One Hundred Thousand and No/100 Dollars ($100,000).

                  (viii) Unless otherwise specified by the Borrowers, all Loans shall be Prime Rate Loans.

                  (ix) No more than six (6) Interest Periods may be in effect with respect to outstanding LIBOR Rate Loans at any one time.

                  (x) No more than ninety percent (90%) of the aggregate principal amount of Loans outstanding at any one time may be LIBOR Rate Loans.

                  (C) FEES AND CHARGES.

                  (i) CLOSING FEE: The Borrowers agree jointly and severally to pay to Lender a closing fee of Seventy Thousand and No/100 Dollars ($70,000), which fee shall be fully earned and payable on the date of disbursement of the initial Loans hereunder. Lender acknowledges its receipt on or about July 27, 2001 of payment by Borrowers of a commitment fee of $25,000. Lender further acknowledges its receipt of a good faith deposit of $30,000 prior to the acceptance by Parent of Lender's initial proposal dated May 30, 2001. Both the commitment fee and the good faith deposit shall be applied by Lender as a credit against the payment of the aforedescribed closing fee, less all costs and out-of-pocket expenses incurred by Lender prior to the date hereof in connection with this Agreement.

                  (ii)  UNUSED LINE FEE:  The  Borrowers  jointly and  severally agree to pay to Lender an unused line fee of one-quarter of one percent per annum (0.25%) of the difference each month between (i) the Maximum Revolving Loan Limit PLUS the Capital Expenditure Loan Limit and (ii) the average daily balance of the Revolving Loans, PLUS the outstanding Letter of Credit Obligations, PLUS the outstanding principal amount of all Capital Expenditure Loans, in each case for such month; PROVIDED, that such fee shall be three-eighths of one percent per annum (0.375%) for any month in which such difference is less than Four Million and No/100 Dollars ($4,000,000). Said fee shall be fully earned by Lender and payable monthly in arrears on the first Business Day of each month for the previous month, and shall be calculated on the basis of a 360 day year.

                  (iii) COSTS AND EXPENSES: The Borrowers shall be obligated jointly and severally to reimburse Lender for all out-of pocket costs and expenses, including, without limitation, legal expenses and reasonable attorneys' fees incurred by Lender in connection with the (i) documentation and consummation of this transaction and any other transactions between the Parent and/or Borrowers and Lender, including, without limitation, Uniform Commercial Code and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs; (ii) collection, protection or enforcement of any rights in or to the Collateral; (iii) collection of any Liabilities; and
(iv) administration and enforcement of any of Lender's rights under this Agreement, PROVIDED, HOWEVER, that the Borrowers shall not be obligated to reimburse Lender for its normal overhead expenses and/or for attorneys' fees for services performed on or before the date of this Agreement to the extent such fees exceed $25,000. Lender hereby acknowledges receipt from the Borrowers of $25,000 in respect of payment of such attorney's fees. The Borrowers shall also agree jointly and severally to pay all normal service charges with respect to all accounts maintained by the Borrowers with Lender and LaSalle Bank and any additional services requested by any of the Borrowers from Lender and LaSalle Bank. All such costs, expenses and charges shall, if owed to LaSalle Bank, be reimbursed by Lender and, in such event or in the event such costs and expenses are owed to Lender, constitute Liabilities hereunder, shall be payable by the Borrowers jointly and severally to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

                  (D) MAXIMUM INTEREST.

                  It is the intent of the parties that the rate of interest and other charges to the Borrowers under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge the Borrowers, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to the Borrowers.

         5.       COLLATERAL.

                  (A) GRANT OF SECURITY INTEREST TO LENDER.

                  As security for the payment of all Loans made and Letters of Credit issued now or in the future by Lender to the Borrowers hereunder and for the payment or other satisfaction of all other Liabilities, each of Parent, each Borrower and each DHB Subsidiary hereby assigns to Lender and grants to Lender a continuing security interest in the following property of Parent, such Borrower or such DHB Subsidiary, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by Parent, such Borrower or such DHB Subsidiary, has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Parent, such Borrower or such DHB Subsidiary; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, tradenames, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory (whether or not Eligible Inventory); (d) all Goods (other than Inventory), including, without limitation, Equipment, vehicles and Fixtures; (e) all Investment Property; (f) all Deposit Accounts, bank accounts, deposits and cash;
(g) all Letter-of-Credit Rights; (h) Commercial Tort Claims listed on EXHIBIT C hereto; (i) all policies and certificates of insurance of Parent insuring the property and assets of any of the Borrowers and the Life Insurance Policy, and all policies and certificates of insurance of each Borrower; (j) any other property of Parent, each Borrower and each DHB Subsidiary, now or hereafter in the possession, custody or control of Lender or any agent or any parent, affiliate or subsidiary of Lender or any participant with Lender in the Loans or Letters of Credit, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise) and (k) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Parent's, such Borrower's or such DHB Subsidiary's books and records relating to any of the foregoing and to such Parent's or Borrower's business.

                  (B) OTHER SECURITY.

                  Lender, in its sole discretion, without waiving or releasing any obligation, liability or duty of Parent, any Borrower or any DHB Subsidiary under this Agreement or the Other

Agreements or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim (other than Permitted Liens) asserted by any Person in, upon or against the Collateral. All sums paid by Lender in respect thereof and all costs, fees and expenses including, without limitation, reasonable attorney fees, all court costs and all other charges relating thereto incurred by Lender shall constitute Liabilities, payable by the Borrowers on a joint and several basis to Lender on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

                  (C) POSSESSORY COLLATERAL.

                  Immediately upon the receipt by Parent and/or one or more Borrowers and/or one or more DHB Subsidiaries of any portion of the Collateral evidenced by an agreement, Instrument or Document, including, without limitation, any Tangible Chattel Paper and any Investment Property consisting of certificated securities, Parent and/or such Borrower or Borrowers and/or such DHB Subsidiary or DHB Subsidiaries shall deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance acceptable to Lender). If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as the attorney and agent-in-fact for Parent and/or such Borrower or Borrowers and/or such DHB Subsidiary or DHB Subsidiaries, to endorse or assign the same on behalf of Parent and/or such Borrower or Borrowers and/or such DHB Subsidiary or DHB Subsidiaries.

                  (D) ELECTRONIC CHATTEL PAPER.

                  To the extent that Parent and/or one or more Borrowers and/or one or more DHB Subsidiaries obtain or maintain any Electronic Chattel Paper, Parent and/or such Borrower or Borrowers and/or such DHB Subsidiary or DHB Subsidiaries shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (iv), (v) and (vi) below, unalterable, (ii) the authoritative copy identifies Lender as the assignee of the record or records,
(iii) the authoritative copy is communicated to and maintained by the Lender or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Lender, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and
(vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

         6.       PRESERVATION   OF  COLLATERAL   AND   PERFECTION  OF  SECURITY
                  INTERESTS THEREIN.

                  The Parent, the Borrowers and the DHB Subsidiaries shall, at Lender's request, at any time and from time to time, authenticate, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Lender) and do such other acts and things or cause third parties to do such other acts and things as Lender may deem necessary or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Each of Parent, each Borrower and each DHB Subsidiary irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Parent's, such Borrower's or such DHB Subsidiary's true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Lender's security interest in the Collateral. Each of Parent, each Borrower and each DHB Subsidiary further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement. Each of Parent, each Borrower and each DHB Subsidiary further authorizes, notifies and confirms the prior filing by Lender of any and all financing statements which identify Parent, such Borrower or such DHB Subsidiary as debtor, Lender as secured party and any or all Collateral as collateral.

         7.       POSSESSION OF COLLATERAL AND RELATED MATTERS.

                  Unless an Event of Default has occurred and is continuing, each Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of such Borrower's business, to (a) sell, lease or furnish under contracts of service any of such Borrower's Inventory normally held by such Borrower for any such purpose; and (b) use and consume any raw materials, work in process or other materials normally held by such Borrower for such purpose; PROVIDED, HOWEVER, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by such Borrower.

         8.       COLLECTIONS.

                  (a) Each Borrower shall direct all of its Account Debtors that remit payment on the Accounts due to such Borrower by electronic funds transfer to remit such amounts directly to a deposit account in Lender's name which shall be established by such Borrower at LaSalle Bank or at another financial institution acceptable to Lender (each a "BLOCKED ACCOUNT"). The financial institution with which such Blocked Account is established shall acknowledge and agree, in a manner satisfactory to Lender, that the amounts in such Blocked Account are the sole and exclusive property of Lender, that such financial institution will follow the instructions of Lender with respect to the disposition of funds in the Blocked Account without further consent of such Borrower, that such financial institution has no right of setoff against the Blocked Account or against any account maintained by such financial institution into which any amounts are remitted by Account Debtors of such Borrower, and that the financial institution shall wire, or otherwise transfer in immediately available funds to Lender in a manner satisfactory to Lender, funds deposited into the Blocked Account on a daily basis as such funds are collected. Each Borrower agrees that all payments made to the Blocked Account of such Borrower or otherwise received by Lender, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise, will be applied on account of the Liabilities then due and payable in accordance with the terms of this Agreement; provided, that so long as no Event of Default has occurred and is continuing, payments received by Lender shall not be applied to the unmatured portion of the LIBOR Rate Loans, but shall be held in an interest bearing cash collateral account maintained by Lender, until the earlier of (i) the last Business Day of the Interest Period applicable to such LIBOR Rate Loan and (ii) the occurrence of an Event of Default. The Borrowers jointly and severally agree to pay all fees, costs and expenses in connection with opening and maintaining the Blocked Accounts. All of such fees, costs and expenses, if not paid by the Borrowers, may be paid by Lender and in such event all amounts paid by Lender shall constitute Liabilities hereunder, shall be payable to Lender by the Borrowers jointly and severally upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. For the purpose of this section, each Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as such Borrower's true and lawful attorney and agent-in-fact.

                  (b) Upon the occurrence of a Triggering Event, each Borrower shall be required to direct all of its Account Debtors to remit all payments on the Accounts due to such Borrower, other than payments by electronic funds transfer, directly to a post office box (a "LOCK BOX") designated by, and under the exclusive control of Lender at the financial institution where the Blocked Account has been established for such Borrower. All payments received into the Lock Box will be deposited into such Blocked Account. At all times after the occurrence of a Triggering Event, if a Borrower, Parent, any Affiliate or Subsidiary of Parent or a Borrower, any shareholder, officer, director, employee or agent of the Parent or such Borrower or Affiliate or Subsidiary of Parent or such Borrower or any other Person acting for or in concert with such Borrower shall receive monies, checks, notes, drafts or other payments relating to or as Proceeds of Accounts or other Collateral, such Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, such Lender and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Blocked Account of such Borrower. At all times after the occurrence and during the continuance of a Triggering Event, all checks, drafts, instruments and other items of payment or Proceeds of Collateral shall be endorsed by the Borrower in receipt thereof to Lender, and, if that endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to endorse the same on such Borrower's behalf. For the purpose of this section, each Borrower irrevocably hereby makes, constitutes and appoints Lender (and all persons designated by Lender for that purpose) as such Borrower's true and lawful attorney and agent-in-fact (i) to endorse such Borrower's name upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of such Borrower or Goods pertaining thereto; (ii) to take control in any manner of any item of payment or Proceeds thereof and (iii) to have access to any lock box or postal box into which any of such Borrower's mail is deposited, and open and process all mail addressed to such Borrower and deposited therein.

                  A "TRIGGERING EVENT" shall mean any of the following: (x) the occurrence of an Event of Default or (y) the determination by Lender that the dollar amount of all payments made on Accounts which have been remitted by electronic funds transfer to the Blocked Accounts over the aggregate of payments made on all Accounts, expressed as a percentage, is:

                          (i) for the thirty-day period commencing on the date of this Agreement, less than fifty percent (50%);

                          (ii) during any sixty-day period ending on or after the date sixty days from, but prior to the date one hundred twenty
         (120) days from, the date of this Agreement, less than fifty percent (50%);

                          (iii) during any sixty-day period ending on or after the date one hundred twenty (120) days from the date of this Agreement, less than seventy percent (70%); PROVIDED, that solely for purposes of compliance with this clause (iii) and calculating the percentage set forth herein, payments made on Accounts which have been remitted initially by an Account Debtor to a Borrower by electronic funds transfer and then remitted by such Borrower to the applicable Blocked Account (such payments, the "REFERENCED PAYMENTS") shall be deemed to have been remitted directly by the applicable Account Debtor to such Blocked Account so long as (x) such Borrower immediately remits such funds electronically to such Blocked Account (or, if the Borrowers fail to make immediate remittance to the applicable Blocked Account other than due to the Borrowers' negligence, such remittance is made within three days of receipt of such funds by the Borrowers) and (y) such Borrower continues to use its best efforts to cause such Account Debtor to remit via electronic funds transfer any future payments made on Accounts directly to such Blocked Account; PROVIDED, FURTHER, that in no event during any such sixty-day period shall the aggregate amount of Referenced Payments exceed twenty percent (20%) of the aggregate amount of all payments made by Account Debtors on all Accounts.

                  (c) Lender may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of any Borrower's Accounts or other amounts owed to a Borrower by suit or otherwise;
(ii) exercise all of a Borrower's rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to such Borrower; (iii) surrender, release or exchange all or any part of any Accounts or other amounts owed to such Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder, as Lender may deem appropriate in its reasonable judgment; (iv) sell or assign any Account of a Borrower or other amount owed to a Borrower upon such terms, for such amount and at such time or times as Lender deems advisable in its reasonable judgment; (v) prepare, file and sign a Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to such Borrower; and (vi) do all other acts and things which are necessary, in Lender's sole discretion, exercised in a commercially reasonable manner, to fulfill any Borrower's obligations under this Agreement and to allow Lender to collect the Accounts or other amounts owed to any Borrower. In addition to any other provision hereof, Lender may at any time, after the occurrence and during the continuance of an Event of Default, at the Borrowers' expense, notify any parties obligated on any of the Accounts to make payment directly to Lender of any amounts due or to become due thereunder.

                  (d) For purposes of calculating interest and fees, Lender shall, within one (1) Business Day after receipt by Lender at its office in Chicago, Illinois of (i) checks and (ii) cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral, apply such collections or Proceeds against the Liabilities then due in such order as

Lender shall determine in its sole discretion. For purposes of determining the amount of Loans available for borrowing purposes, checks and cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral shall be applied against the Liabilities then due, in such order as Lender shall determine in its sole discretion, on the day of receipt, subject to actual collection.

                  (e) On a monthly basis, Lender shall deliver to the Borrowers an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon the Borrowers, unless the Borrowers notify Lender in writing, specifying any error therein, within sixty (60) days of the date such account statement is received by the Borrowers and any such notice shall only constitute an objection to the items specifically identified.

         9.       COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES.

                  (A) DAILY REPORTS.

                  The Borrowers shall deliver to Lender an executed daily loan report and certificate in Lender's then current form on each day on which any Borrower requests a Revolving Loan, and in any event at least once each week, which shall be accompanied by copies of each Borrower's sales journal, cash receipts journal and credit memo journal for the relevant period. Such report shall reflect the activity of such Borrower with respect to Accounts of such Borrower for the immediately preceding week, and shall be in a form and with such specificity as is reasonably satisfactory to Lender and shall contain such additional information concerning Accounts and Inventory as may be reasonably requested by Lender including, without limitation, but only if specifically requested by Lender, copies of all invoices prepared in connection with such Accounts. To the extent that information concerning Inventory is required to be provided more often than monthly under this SUBSECTION 9(A), Lender acknowledges and agrees that such information shall only be required to be updated on a monthly basis.

                  (B) MONTHLY REPORTS.

                  The Borrowers shall deliver to Lender, in addition to any other reports, as soon as practicable and in any event: (i) within ten (10) days after the end of each calendar month, (A) a detailed trial balance of Accounts aged per invoice date, in form and substance reasonably satisfactory to Lender including, without limitation, the names and addresses (which may be in a separate document or ledger) or such comparable information as is reasonably satisfactory to the Lender of all Accounts, and (B) a summary and detail of accounts payable (such Accounts and accounts payable divided into such time intervals as Lender may require in its reasonable discretion), including a listing of any held checks; and (ii) within eighteen (18) days after the end of each calendar month, the general ledger inventory account balance, an inventory report and Lender's standard form of Inventory report then in effect or the form most recently requested from the Borrowers by Lender, for the Borrowers by each category of Inventory, together with a description of the monthly change in each category of Inventory.

                  (C) FINANCIAL STATEMENTS.

                  The Borrowers shall deliver to Lender the following financial information, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall be accompanied by a compliance certificate in the form of EXHIBIT B hereto, which compliance certificate shall include a calculation of all financial covenants contained in this Agreement: (i) no later than thirty (30) days after the end of each calendar month, copies of internally prepared financial statements, including, without limitation, balance sheets and statements of income, retained earnings, cash flow and shareholders equity, of Parent and its Subsidiaries, on a consolidated and consolidating basis, certified by the Chief Financial Officer of Parent, and (ii) no later than ninety (90) days after the end of each Fiscal Year, audited annual financial statements including, without limitation, balance sheets and statements of income, retained earnings, cash flows and stockholders equity, of Parent and its Subsidiaries, on a consolidated basis, with an unqualified opinion by Paritz and Co., or other independent certified public accountants selected by Parent and reasonably satisfactory to Lender, which financial statements shall be accompanied by (A) a letter from such accountants acknowledging that they are aware that a primary intent of Parent in obtaining such financial statements is to influence Lender and that Lender is relying upon such financial statements in connection with the exercise of its rights hereunder and (B) copies of any management letters sent to the Parent by such accountants.

                  (D) ANNUAL PROJECTIONS.

                  As soon as  practicable  and in any event no later than thirty
(30) days prior to the beginning of each Fiscal Year, the Borrowers shall deliver to Lender projected balance sheets, statements of income and cash flow for Parent and its Subsidiaries, on a consolidated and, to the extent prepared by Parent or the Borrowers, on a consolidating, basis, for each of the twelve
(12) months during such Fiscal Year, which shall include the assumptions used therein, together with appropriate supporting details as reasonably requested by Lender.

                  (E) EXPLANATION OF BUDGETS AND PROJECTIONS.

                  In conjunction with the delivery of the annual presentation of projections or budgets referred to in SUBSECTION 9(D) above, the Borrowers shall deliver a letter signed by the President or a Vice President of Parent and by the Treasurer or Chief Financial Officer of Parent, describing, comparing and analyzing, in reasonable detail, all changes and developments between the anticipated financial results included in such projections or budgets and the historical financial statements of Parent and its Subsidiaries.

                  (F) PUBLIC REPORTING.

                  Promptly upon the filing thereof, the Borrowers shall deliver to Lender copies of all registration statements and annual, quarterly, monthly or other regular reports which Parent or any of its Subsidiaries files with the Securities and Exchange Commission, as well as promptly providing to Lender copies of any reports and proxy statements delivered to its shareholders.

                  (G) OTHER INFORMATION.

                  Promptly following request therefor by Lender, such other business or financial data, reports, appraisals and projections as Lender may reasonably request.

         10.      TERMINATION; AUTOMATIC RENEWAL.

                  THIS AGREEMENT SHALL BE IN EFFECT FOR A PERIOD (SUCH PERIOD, THE "ORIGINAL TERM") FROM THE DATE HEREOF UNTIL THE DATE WHICH COINCIDES WITH THE THIRD YEARLY ANNIVERSARY HEREOF, AND SHALL BE EXTENDED THEREAFTER (EACH SUCH EXTENSION BEING REFERRED TO HEREIN AS A "RENEWAL TERM") SOLELY AT THE OPTION OF THE LENDER, UNLESS (A) THE DUE DATE OF THE LIABILITIES IS ACCELERATED PURSUANT TO SECTION 16 HEREOF OR (B) THE BORROWERS ELECT TO TERMINATE THIS AGREEMENT AT THE END OF THE ORIGINAL TERM OR AT THE END OF ANY RENEWAL TERM BY GIVING LENDER WRITTEN NOTICE OF SUCH ELECTION AT LEAST FORTY-FIVE (45) DAYS PRIOR TO THE END OF THE ORIGINAL TERM OR THE THEN CURRENT RENEWAL TERM AND BY PAYING ALL OF THE LIABILITIES IN FULL ON THE LAST DAY OF SUCH TERM. If one or more of the events specified in clause (A) or (B) occurs, then (i) Lender shall not make any additional Loans or issue any additional Letters of Credit on or after the date identified as the date on which the Liabilities are to be repaid; and (ii) this Agreement shall terminate on the date thereafter that the Liabilities are paid in full. At such time as the Borrowers have repaid all of the Liabilities and this Agreement has terminated, (i) the Borrowers shall deliver to Lender a release, in form and substance reasonably satisfactory to Lender, of all obligations and liabilities of Lender and its officers, directors, employees, agents, parents, subsidiaries and affiliates to the Borrowers, and if the Borrowers are obtaining new financing from another lender, the Borrowers shall deliver such lender's indemnification of Lender, in form and substance reasonably satisfactory to Lender, effective for a period not longer than ninety
(90) days after the termination of this Agreement, for checks which Lender has credited to any account of the Borrowers, but which subsequently are dishonored for any reason or for automatic clearinghouse or wire transfers not yet posted to any account of the Borrowers, and (ii) the Lender shall deliver to the Borrowers and all Obligors, in form and substance reasonably satisfactory to the Borrowers, a release of all obligations and shall discharge all liens and security interests, including any filed financing statements, and shall provide Borrowers copies thereof. If, prior to the first anniversary of this Agreement, the Borrowers elect to terminate this Agreement and prepay all of the Liabilities, the Borrowers agree jointly and severally to pay to Lender as a prepayment fee, in addition to the payment of all other Liabilities, an amount equal to one percent (1%) of the Maximum Revolving Loan Limit. There shall be no prepayment fee relating to any subsequent termination of the Revolving Loans, and there shall be no prepayment fee imposed on the Borrowers upon any prepayment of the Term Loan or any Capital Expenditure Loan made hereunder.

         11.      REPRESENTATIONS AND WARRANTIES.

                  Parent and each Borrower hereby represent and warrant to Lender, as applicable, which representations and warranties (whether appearing in this SECTION 11 or elsewhere) shall be true at the time of such Borrower's execution hereof and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full and satisfaction of all the Liabilities and termination of this Agreement, and shall be remade by Parent and each Borrower, as applicable, at the time each Loan is made pursuant to this Agreement.

                  (A) FINANCIAL STATEMENTS AND OTHER INFORMATION.

                  The financial statements and other information delivered or to be delivered by Parent and the Borrowers to Lender at or prior to the date of this Agreement and which are attached hereto as EXHIBIT E, accurately reflect the financial condition of Parent and each Borrower as of the dates thereof and for the periods covered thereby. As of the date of this Agreement, there has been no material adverse change in the financial condition, the operations or any other status of Parent or any Borrower since the date of the most recent financial statements delivered to Lender prior to the date of this Agreement. All written information now or heretofore furnished by Parent and the Borrowers to Lender is true and correct in all material respects as of the date with respect to which such information was furnished.

                  (B) LOCATIONS.

                  The office where each Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, such Borrower's principal place of business and all of such Borrower's other places of business, locations of Collateral and post office boxes and locations of bank accounts are as set forth in EXHIBIT A and at other locations within the continental United States of which Lender has been advised by the Borrowers in accordance with SUBSECTION 12(B)(I). The Collateral, including, without limitation, the Equipment (except any part thereof which the Borrowers shall have advised Lender in writing consists of Collateral normally used in more than one state) is kept, or, in the case of vehicles, based, only at the addresses set forth on EXHIBIT A, and at other locations within the continental United States of which Lender has been advised by the Borrowers in writing in accordance with SUBSECTION 12(B)(I) hereof.

                  (C) LOANS BY THE BORROWERS.

                  Neither Parent nor any Borrower has made any loans or advances to any Affiliate or other Person except for advances authorized hereunder to employees, officers and directors of Parent or any of the Borrowers for travel and other expenses arising in the ordinary course of Parent's or such Borrower's business and loans permitted pursuant to SUBSECTION 13(F) hereof.

                  (D) ACCOUNTS AND INVENTORY.

                  Each Account or item of Inventory which the Borrowers shall, expressly or by implication, request Lender to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of "ELIGIBLE ACCOUNT" and "ELIGIBLE INVENTORY" as set forth herein.

                  (E) LIENS.

                  Each Borrower is the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by such Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens.

                  (F) ORGANIZATION, AUTHORITY AND NO CONFLICT. (i) PACA is duly organized, validly existing and in good standing in the State of New York, and its state organizational identification number is 920413000037; (ii) Point Blank is duly organized, validly existing and in good standing in the State of Delaware, and its state organizational identification number is 2475533; (iii) NDL is duly organized, validly existing and in good standing in the State of Florida, and its state organizational identification number is P94000091162; and
(iv) Parent is duly organized, validly existing and in good standing in the State of Delaware and its state organizational identification number is 2431782. Parent and each Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary and where the failure to be so qualified would not have a Material Adverse Effect on the Parent or such Borrower, except that the Parent is not qualified in the State of New York. Parent and each Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder. Parent's and each Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not conflict with the provisions of the organizational documents of Parent or such Borrower, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on Parent or such Borrower, and Parent's and such Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of Parent's or such Borrower's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which such Borrower or any of its property may be bound or affected.

                  (G) LITIGATION.

                  Except as disclosed on SCHEDULE 11(G) attached hereto, there are no actions or proceedings which are pending or threatened against Parent or any Borrower which could reasonably be expected to have a Material Adverse Effect on Parent or any Borrower, and Parent and each Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Lender. Neither Parent nor any Borrower has any Commercial Tort Claims pending other than those set forth on EXHIBIT C hereto, as EXHIBIT C may be amended from time to time.

                  (H) COMPLIANCE WITH LAWS AND MAINTENANCE OF PERMITS.

                  Parent and each Borrower has obtained all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on Parent and the Borrowers, taken as a whole. Parent and each

Borrower are in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure to comply with which would have a Material Adverse Effect on Parent and the Borrowers, taken as a whole.

                  (I) AFFILIATE TRANSACTIONS.

                  Except as set forth on SCHEDULE 11(I) hereto or as permitted pursuant to SUBSECTION 11(C) hereof, neither Parent nor any Borrower is conducting, permitting or suffering to be conducted, any transaction with any Affiliate other than transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to Parent or such Borrower than the terms upon which such transfers or transactions would have been made had they been made to or with a Person that is not an Affiliate.

                  (J) NAMES AND TRADENAMES.

                  Parent's and each Borrower's name has always been as set forth on the first page of this Agreement and Parent and each Borrower uses no tradenames, assumed names, fictitious names or division names in the operation of its business, except in each case as set forth on SCHEDULE 11(J) hereto.

                  (K) EQUIPMENT.

                  Each Borrower has good and indefeasible and merchantable title to and ownership of all of its Equipment.

                  (L) ENFORCEABILITY.

                  This Agreement and the Other Agreements to which Parent or any Borrower is a party are the legal, valid and binding obligations of Parent or such Borrower, and are enforceable against Parent or such Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance and other laws affecting creditors' rights, and by general limitations on the availability of equitable remedies.

                  (M) SOLVENCY.

                  Parent and its Subsidiaries, taken as a whole, are, and each Borrower, individually, is, after giving effect to the transactions contemplated hereby, solvent, able to pay its debts as they become due, has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder.

                  (N) INDEBTEDNESS.

                  Except as set forth on SCHEDULE 11(N) hereto, neither Parent nor any Borrower is obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans and the Letters of Credit.

                  (O) MARGIN SECURITY AND USE OF PROCEEDS.

                  No Borrower owns any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  (P) PARENT, SUBSIDIARIES AND AFFILIATES.

                  Except as set forth on SCHEDULE 11(P) hereto, Parent and each Borrower has no parents, Subsidiaries or other Affiliates or divisions, and neither Parent nor any Borrower is engaged in any joint venture or partnership with any other Person.

                  (Q) NO DEFAULTS.

                  Neither Parent nor any Borrower is in default in any respect under any contract, lease or commitment to which it is a party or by which it is bound, nor does Parent nor any Borrower know of any dispute regarding any contract, lease or commitment which would have a Material Adverse Effect on Parent and the Borrowers, taken as a whole.

                  (R) EMPLOYEE MATTERS.

                  There are no controversies pending or, to any Borrower's or Parent's knowledge, threatened between Parent or any Borrower and any of its respective employees, agents or independent contractors other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a Material Adverse Effect on Parent and the Borrowers, taken as a whole, and Parent and each Borrower is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices, except for such non-compliance which would not have a Material Adverse Effect on Parent and the Borrowers, taken as a whole.

                  (S) INTELLECTUAL PROPERTY.

                  Parent and each Borrower possess adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and tradenames to continue to conduct their respective businesses as heretofore conducted by them.

                  (T) ENVIRONMENTAL MATTERS.

                  Neither Parent nor any Borrower has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises

(whether or not owned by it) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder, and the operations of Parent and each Borrower comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder. There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or to the best of Parent's and each Borrower's knowledge threatened with respect to any non-compliance with or violation of the requirements of any Environmental Law by Parent or such Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Parent or such Borrower or its business, operations or assets or any properties at which Parent or such Borrower has transported, stored or disposed of any Hazardous Materials. Neither Parent nor any Borrower has material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

                  (U) ERISA MATTERS.

                  Parent and each Borrower has paid and discharged all obligations and liabilities arising under ERISA of a character which, if unpaid or unperformed, might result in the imposition of a lien against any of its properties or assets.

                  (V) SHAREHOLDER DEBT.

                  As of the date of this Agreement, the sole obligee of the Shareholder Debt is David H. Brooks, and no other Person has any legal right to receive any payment on account of the Shareholder Debt.

                  (W) LEVY, SEIZURE OR ATTACHMENT.

                  No Person has made or has attempted to make any levy, seizure or attachment upon any of the Collateral.

                  (X) DHB SUBSIDIARY.

                  No DHB Subsidiary owns any assets or property of any kind.

         12.      AFFIRMATIVE COVENANTS.

                  Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Parent or the Borrowers obtain Lender's prior written consent waiving or modifying any of their covenants hereunder in any specific instance, Parent and each Borrower, as applicable, covenant and agree as follows:

                  (A) MAINTENANCE OF RECORDS.

                  Parent and each Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of such Borrower's business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on EXHIBIT A.

                  (B) NOTICES.

                  Parent and the Borrowers shall:

                  (i) LOCATIONS. Promptly (but in no event less than ten (10) days prior to the occurrence thereof) notify Lender of the proposed opening of any new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral, any change of in the location of any Borrower's books, records and accounts (or copies thereof), the opening or closing of any post office box, the opening or closing of any bank account or, if any of the Collateral consists of Goods of a type normally used in more than one state, the use of any such Goods in any state other than a state in which the Borrowers have previously advised Lender that such Goods will be used.

                  (ii) ELIGIBLE ACCOUNTS AND INVENTORY. Promptly upon becoming aware thereof, notify Lender if any Account or Inventory identified by the Borrowers to Lender as an Eligible Account or Eligible Inventory becomes ineligible for any reason.

                  (iii) LITIGATION AND PROCEEDINGS. Promptly upon becoming aware thereof, notify Lender of any actions or proceedings which are pending or threatened against Parent or any Borrower which might have a Material Adverse Effect on Parent or any Borrower, and of any Commercial Tort Claims of Parent or any Borrower which may arise, which notice shall constitute Parent's or such Borrower's authorization to amend EXHIBIT C to add such Commercial Tort Claim.

                  (iv) NAMES AND TRADENAMES. Notify Lender within ten (10) days of any change of any Borrower's or Parent's name or the use of any tradename, assumed name, fictitious name or division name not previously disclosed to Lender in writing by a Borrower or Parent.

                  (v) ERISA MATTERS. Promptly notify Lender of (x) the occurrence of any "reportable event" (as defined in ERISA) which might result in the termination by the Pension Benefit Guaranty Corporation (the "PBGC") of any employee benefit plan ("PLAN") covering any officers or employees of the Parent or any Borrower, any benefits of which are, or are required to be, guaranteed by the PBGC, (y) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor or (z) its intention to terminate or withdraw from any Plan.

                  (vi) ENVIRONMENTAL MATTERS. Immediately notify Lender upon becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any non-compliance with or violation of the requirements of any Environmental Law by Parent or any Borrower or the generation, use, storage, treatment, transportation, manufacture handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter which affects Parent or any Borrower or its respective business operations or assets or any properties at which Parent or any Borrower has transported, stored or disposed of any Hazardous Materials.

                  (vii) DEFAULT; MATERIAL ADVERSE CHANGE. Promptly advise Lender of any material adverse change in the business, property, assets, prospects, operations or condition, financial or otherwise, of Parent and the Borrowers, taken as a whole, the occurrence of any Event of Default hereunder or the occurrence of any event which, if uncured, will become an Event of Default, after notice or lapse of time (or both).

                  (viii) U.S. GOVERNMENT CONTRACTS. Promptly notify Lender, upon entering into a new contract with any agency, department or other subdivision of the U.S. Government, of such event, and provide Lender all information Lender may request, such as size and duration of such contract, and all information necessary for due submission of a Notice of Assignment under the Federal Assignment of Claims Act of 1940 with respect to such contract.

All of the foregoing notices shall be provided by the Borrowers to Lender in writing.

                  (C) COMPLIANCE WITH LAWS AND MAINTENANCE OF PERMITS.

                  (i) Parent and each Borrower shall maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on Parent and the Borrowers, taken as a whole, and Parent and each Borrower shall remain in compliance with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure with which to comply would have a Material Adverse Effect on Parent and the Borrowers, taken as a whole.

                  (ii) Each Borrower shall use its best efforts to comply with all of the provisions of the Federal Assignment of Claims Act of 1940 on or before the Compliance Date with respect to each material contract such Borrower entered into with each Federal Entity prior to the date of this Agreement; PROVIDED, that the failure by a Borrower to obtain countersignatures on any notice of assignment shall not, of itself, constitute a Default hereunder.

                  (D) INSPECTION AND AUDITS.

                  Parent and the Borrowers shall permit Lender, or any Persons designated by it, to call at any of the Borrowers' respective places of business, upon reasonable notice and at any reasonable times, and, without hindrance or delay, but without undue disruption to the Borrowers' business, to inspect the Collateral and to inspect, audit, check and make extracts from any books, records, journals, orders, receipts and any correspondence of Parent or any Borrower and other data relating to Parent's or any Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Parent's or any Borrower's business as Lender may consider reasonable under the circumstances. Parent and the Borrowers shall furnish to Lender such information relevant to Lender's rights under this

Agreement as Lender shall at any time and from time to time request. Lender, through its officers, employees or agents shall have the right, at any time and from time to time, in Lender's name, to verify the validity, amount or any other matter relating to any of the Accounts of any Borrower, by mail, telephone, telegraph or otherwise. Parent and each Borrower authorizes Lender to discuss the affairs, finances and business of Parent or such Borrower with any officers, employees (as designated by the Parent or the Borrowers) or directors of such Borrower or Parent or any Affiliate, and to discuss the financial condition of Parent or such Borrower with Parent's and such Borrower's independent public accountants. Any such discussions shall be without liability to Lender or to Parent's or such Borrower's independent public accountants. The Borrowers shall agree jointly and severally to pay to Lender all customary fees and all costs and out-of-pocket expenses incurred by Lender in the exercise of its rights hereunder, including fees in connection with any audits or inspections of any Collateral or Borrowers' operations or businesses (such fee, the "COLLATERAL MANAGEMENT FEE"), which Collateral Management Fee shall be in the amount of $700 per day, per person; PROVIDED, HOWEVER, that, unless an Event of Default has occurred and is continuing, the Borrowers shall not be obligated to reimburse Lender for more than four (4) of such audits or inspections conducted during any one 365-day period, aggregating no more than twenty (20) days in any such period. All of such fees, costs and expenses shall constitute Liabilities hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

                  (E) INSURANCE.

                  Each Borrower shall:

                  (i) Keep the  Collateral  properly  housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of such Borrower, with such companies, in such amounts, with such deductibles, and under policies in such form, as shall be reasonably satisfactory to Lender. Original (or certified) copies of such policies of insurance have been or shall be, within ninety (90) days of the date hereof, delivered to Lender, together with evidence of payment of all premiums due therefor, and shall contain an endorsement, in form and substance acceptable to Lender, showing loss under such insurance policies payable to Lender. Such endorsement, or an independent instrument furnished to Lender, shall provide that the insurance company shall give Lender at least thirty (30) days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of such Borrower or any other Person shall affect the right of Lender to recover under such policy of insurance in case of loss or damage. In addition, after the occurrence and during the continuance of an Event of Default, each Borrower shall cause to be executed and delivered to Lender an assignment of proceeds of its business interruption insurance policies. Each Borrower hereby directs all insurers under all policies of insurance to pay all proceeds payable thereunder directly to Lender. Each Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as such Borrower's true and lawful attorney (and agent-in-fact), after the occurrence and during the continuance of an Event of Default, for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance.

                  (ii) Maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of such Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be reasonably satisfactory to Lender and original (or certified) copies of such policies have been or shall be, within ninety (90) days after the date hereof, delivered to Lender, together with evidence of payment of all premiums due therefor; each such policy shall contain an endorsement showing Lender as additional insured thereunder and providing that the insurance company shall give Lender at least thirty (30) days written notice before any such policy shall be altered or canceled.

If any Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay when due any premium relating thereto, then Lender, without waiving or releasing any obligation or default by such Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Lender deems advisable. Such insurance, if obtained by Lender, may, but need not, protect such Borrower's interests or pay any claim made by or against such Borrower with respect to the Collateral. Such insurance may be more expensive than the cost of insurance such Borrower may be able to obtain on its own and may be cancelled only upon such Borrower providing evidence that it has obtained the insurance as required above. All sums disbursed by Lender in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Revolving Loans hereunder, shall be payable on demand by the Borrowers jointly and severally to Lender and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder.

                  (F) COLLATERAL.

                  Each Borrower shall keep the Collateral owned by it in good condition, repair and order (reasonable wear and tear excepted) and shall make all necessary repairs to the Equipment and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained. Each Borrower shall permit Lender to examine any of the Collateral owned by it at any time and wherever the Collateral may be located and, each Borrower shall, immediately upon request therefor by Lender, deliver to Lender any and all evidence of ownership of any Equipment owned by it, including, without limitation, certificates of title and applications of title. Each Borrower shall, at the request of Lender, indicate on its records concerning Collateral owned by it a notation, in form satisfactory to Lender, of the security interest of Lender hereunder.

                  (G) USE OF PROCEEDS.

                  All monies and other property obtained by the Borrowers from Lender pursuant to this Agreement shall be used (i) to refinance partially the Shareholder Debt, (ii) for the business purposes of the Borrowers, such as funding the ongoing working capital requirements of the Borrowers and the acquisition of Equipment, (iii) to fund the construction of a ballistic range and the related capital expenditures and (iv) to fund the payment of transaction costs and expenses in connection with the transactions described in this Agreement.

                  (H) TAXES.

                  The Parent and each Borrower shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; PROVIDED, that Parent and each Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on Parent's or such Borrower's financial statements; (ii) the contesting of any such payment does not give rise to a lien for taxes; and (iii) Parent or such Borrower shall establish an adequate reserve therefor to the extent required by generally accepted accounting principles, consistently applied. If Parent or any Borrower fails to pay any such taxes and in the absence of any such contest by Parent or Borrower, Lender may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Lender shall constitute Revolving Loans hereunder, shall be payable by Parent or Borrower to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

                  (I) INTELLECTUAL PROPERTY.

                  Parent and each Borrower shall maintain licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and tradenames which such Person reasonably deems to be adequate to continue its business as heretofore conducted by it or as hereafter conducted by it.

                  (J) KEY PERSON LIFE INSURANCE.

                  The Parent shall maintain insurance upon the life of David H. Brooks (the "LIFE INSURANCE POLICY"), with the death benefit thereunder in an amount not less than One Million Five Hundred Thousand and No/100 Dollars ($1,500,000). The Borrowers shall have caused the Life Insurance Policy to be delivered to the Lender within thirty (30) days of the date of this Agreement. Parent shall at all times maintain the Life Insurance Assignment in favor of the Lender in full force and effect. The Life Insurance Policy is in addition to any and all other life insurance policies maintained by Parent or any Borrower, and Lender has no claim or rights to such other life insurance policies.

                  (K) SHAREHOLDER DEBT.

                  After giving effect to the repayment of (i) Six Million and No/100 Dollars ($6,000,000) of principal and (ii) accrued interest on the Shareholder Debt on or about the date of this Agreement, there shall be outstanding at all times (except to the extent paid out of the proceeds of life insurance policies (other than the Life Insurance Policy) on the life of David
H. Brooks) at least Ten Million and No/100 Dollars ($10,000,000) of principal (when aggregated with any accrued and unpaid interest thereon) of the Shareholder Debt.

                  (L) PARENT QUALIFICATION.

                  Parent shall take all steps necessary to become qualified to transact business in the State of New York, and shall be so qualified within ninety (90) days of the date of this Agreement.

         13.      NEGATIVE COVENANTS.

                  Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Parent and Borrowers obtain Lender's prior written consent waiving or modifying any of their covenants hereunder in any specific instance, Parent and each Borrower, as applicable, agree as follows:

                  (A) GUARANTIES.

                  No Borrower shall assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except (i) for the existing guaranties listed on SCHEDULE 13(A) hereto, (ii) by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business, (iii) for guaranties given to suppliers, other vendors and customers in the ordinary course of business and (iv) pursuant to this Agreement.

                  (B) INDEBTEDNESS.

                  No Borrower shall create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans and Liabilities, except that the Borrowers may (i) borrow money from a Person other than Lender on an unsecured and subordinated basis if a subordination agreement in favor of Lender and in form and substance satisfactory to Lender is executed and delivered to Lender relative thereto;
(ii) maintain the existing indebtedness listed on SCHEDULE 11(N) hereto (including the Shareholder Debt); (iii) incur unsecured indebtedness to trade creditors in the ordinary course of business and for the financing of the payment of insurance premiums; and (iv) incur purchase money indebtedness or capitalized lease obligations in connection with Capital Expenditures permitted pursuant to SUBSECTION 14(D) hereof in an aggregate principal amount not to exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000) during any Fiscal Year.

                  (C) LIENS.

                  No  Borrower  shall grant or permit to exist  (voluntarily  or
involuntarily)   any  lien,  claim,   security  interest  or  other  encumbrance
whatsoever on any of its assets, other than Permitted Liens.

                  (D) MERGERS, SALES, ACQUISITIONS, SUBSIDIARIES AND OTHER TRANSACTIONS OUTSIDE THE ORDINARY COURSE OF BUSINESS.

                  No Borrower shall, and in the case of clause (i) hereof, the Parent shall not, (i) enter into any merger or consolidation; PROVIDED, HOWEVER, that any Borrower may merge with and into any other Person, so long as such Borrower is the surviving entity of such merger, and any Borrower may merger with and into any other Borrower; (ii) change the state of its organization or enter into any transaction which has the effect of changing its state of organization (iii) sell, lease or otherwise dispose of any of its assets other than in the ordinary course of business; (iv) purchase the stock, other equity interests or all or a material portion of the assets of any Person or division of such Person, PROVIDED, HOWEVER, that the Borrowers may purchase out of the ordinary course of their business assets of other Persons in one or more transactions in an aggregate amount not to exceed Five Hundred Thousand and no/100 Dollars ($500,000) in any one Fiscal Year (each a "PERMITTED
ACQUISITION", and collectively, the "PERMITTED ACQUISITIONS"); PROVIDED, FURTHER, that such Permitted Acquisitions, when aggregated with the Permitted JV Investments made in any one Fiscal Year pursuant to SUBSECTION 13(F) hereof, shall not exceed Seven Hundred Fifty Thousand and no/100 Dollars ($750,000) in any one Fiscal Year; or (v) enter into any other transaction outside the ordinary course of its business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its stock or any other equity interest, and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or any other equity interest. Except to the extent permitted by SUBSECTION 13(F) hereof, no Borrower shall form any Subsidiaries or enter into any joint ventures or partnerships with any other Person.

                  (E) DIVIDENDS AND DISTRIBUTIONS.

                  No Borrower shall declare or pay any dividend or other distribution (whether in cash or in kind) on any class of its stock (if it is a corporation) or on account of any equity interest in itself (if it is a partnership, limited liability company or other type of entity), except to the extent permitted under SUBSECTIONS 13(F), (L) OR (M) hereof, and solely for the purposes described therein; PROVIDED, HOWEVER, that, in addition to the foregoing, (i) the Borrowers may, on or about the date of this Agreement, pay dividends to Parent for the purpose of (A) the repayment by Parent of principal of the Shareholder Debt, which dividends, when aggregated with any loans made by the Borrowers to Parent on or about the date of this Agreement pursuant to SUBSECTION 13(F) hereof for the purpose of repayment by Parent of the Shareholder Debt, shall not exceed Six Million and No/100 ($6,000,000) and (B) the payment of accrued and unpaid interest on the Shareholder Debt; and (ii) at the end of each Fiscal Year, commencing with the Fiscal Year ending on December 31, 2002, so long as Lender shall have first received payment in full of the Annual Term Loan Prepayment for such Fiscal Year, Borrowers may pay dividends to Parent which in the aggregate do not exceed an amount equal to twenty-five percent (25%) of Excess Cash Flow for such Fiscal Year, MINUS any amounts loaned to Parent pursuant to SUBSECTION 13(F) hereof, PROVIDED, FURTHER that the following conditions (the "PAYMENT CONDITIONS") shall have been, or shall be, met at the time of such proposed payment pursuant to clause (ii) above: (A) the proceeds of any such proposed payment made to Parent shall only be used to (i) repay the Shareholder Debt or (ii) repurchase or redeem shares of the common stock of Parent; (B) no Default or Event of Default shall have occurred and be continuing on the date of, and immediately after giving effect to, such proposed payment; (C) for the most recently ended Fiscal Year for which financial statements are available, commencing with the Fiscal Year ending December 31, 2002, Net Income shall not have been less than Three Million and No/100 Dollars ($3,000,000); and (D) Adjusted Availability on the date of the proposed payment, and immediately after giving effect thereto, shall be not less than Three Million and No/100 Dollars ($3,000,000).

                  (F) INVESTMENTS; LOANS.

                  No Borrower shall purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or stock of any Person, other than direct obligations of the United States, PROVIDED, that the Borrowers may make investments in joint ventures in one or more transactions in an aggregate amount not to exceed Five Hundred Thousand and No/100 Dollars ($500,000) in any one Fiscal Year (each a "PERMITTED JV INVESTMENT", and collectively, the "PERMITTED JV INVESTMENTS"); PROVIDED, however, that the maximum liability which the Borrowers can incur in connection with any one Permitted JV Investment shall be limited to the amount invested therein; and PROVIDED, further, that such Permitted JV Investments, when aggregated with the Permitted Acquisitions made in any one Fiscal Year pursuant to SUBSECTION 13(D) hereof, shall not exceed Seven Hundred Fifty Thousand and No/100 Dollars ($750,000) in any one Fiscal Year; nor shall any Borrower lend or otherwise advance funds to any Person, except to the extent permitted under SUBSECTIONS 13(E), (L) OR (M) hereof, and solely for the purposes described therein, and except for advances made to employees, officers and directors for travel and other expenses arising in the ordinary course of business; PROVIDED, HOWEVER, that, in addition to the foregoing, (i) the Borrowers may, on or about the date of this Agreement, make loans to Parent for the purpose of (A) the repayment by Parent of principal of the Shareholder Debt, which loans, when aggregated with any dividends paid by the Borrowers to Parent on or about the date of this Agreement pursuant to SUBSECTION 13(E) hereof for the purpose of repayment by Parent of principal of the Shareholder Debt, shall not exceed Six Million and No/100 Dollars
($6,000,000) and (B) the payment of accrued and unpaid interest on the Shareholder Debt; and (ii) at the end of each Fiscal Year, so long as Lender shall have first received payment in full of the Annual Term Loan Prepayment for such Fiscal Year, Borrowers may make loans to Parent which in the aggregate do not exceed an amount equal to twenty-five percent (25%) of Excess Cash Flow for such Fiscal Year MINUS any amounts paid to Parent in the form of a dividend pursuant to SUBSECTION 13(E) hereof, PROVIDED that the Payment Conditions shall have been, or shall be, met at the time of such proposed loan.

                  (G) FUNDAMENTAL CHANGES, LINE OF BUSINESS.

                  Neither Parent nor any Borrower shall amend its organizational documents or change its fiscal year in any manner adverse to the interests of the Lender, and no Borrower shall enter into a new line of business materially different from its current business.

                  (H) EQUIPMENT.

                  No Borrower shall (i) permit any Equipment to become a Fixture to real property unless such real property is owned by such Borrower and is subject to a mortgage in favor of Lender, or (ii) permit any Equipment to become an accession to any other personal property unless such personal property is subject to a first priority lien in favor of Lender.

                  (I) USE OF PROCEEDS.

                  (i) No Borrower nor any Affiliate thereof shall use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of (i) purchasing any securities underwritten or privately placed by ABN AMRO Securities (USA) Inc. ("AASI"), an affiliate of Lender, (ii) purchasing from AASI any securities in which AASI makes a market, or (iii) refinancing or making payments of principal, interest or dividends on any securities issued by a Borrower or any Affiliate, and underwritten, privately placed or dealt in by AASI.

                  (ii) (A) The proceeds of the dividends or loans permitted to be paid by the Borrowers pursuant to SUBSECTION 13(l)(i) hereof shall only be used by Parent for the payment of management fees.

                          (B) The proceeds of the  dividends or loans  permitted
to be paid by the Borrowers pursuant to SUBSECTION 13(L)(II) hereof shall only be used by Parent for the payment of operating expenses.

                  (J) AFFILIATE TRANSACTIONS.

                  Expect as set forth on SCHEDULE 11(I) hereto or as permitted pursuant to SUBSECTION 11(C) hereof, no Borrower shall conduct, permit or suffer to be conducted, transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are less favorable to such Borrower than the terms upon which such transfers or transactions would have been made had they been made to or with a Person that is not an Affiliate.

                  (K) SETTLING OF ACCOUNTS.

                  Except in the ordinary course of its business, no Borrower shall settle or adjust any Account identified by the Borrowers as an Eligible Account or with respect to which the Account Debtor is an Affiliate without the consent of Lender; PROVIDED, that following the occurrence and during the continuance of an Event of Default, no Borrower shall settle or adjust any Account without the consent of Lender.

                  (L) MANAGEMENT FEES; EXPENSES.

                  (i) The Borrowers may, in addition to the dividends and loans permitted to be paid or made under SUBSECTIONS 13(E), (F) and (M) hereof, pay dividends and/or make loans to the Parent the proceeds of which shall be used to fund the payment by Parent of management fees; PROVIDED, HOWEVER, that (A) no Default or Event of Default shall have occurred and be continuing on the date of, and immediately after giving effect to, such payment; and (B) Adjusted Availability on the date of the proposed payment, and immediately after giving effect thereto, on a combined basis for all Borrowers, shall not be less than Three Million and No/100 Dollars ($3,000,000); and (C) such payments shall not aggregate in any one Fiscal Year more than the lesser of (x) ten percent (10%) of net income, as defined under generally accepted accounting principles, consistently applied, of the Parent and its Subsidiaries, on a consolidated basis, for the immediately prior Fiscal Year and (y) One Million and No/100 Dollars ($1,000,000).

                  (ii) The Borrowers may, in addition to the dividends and loans permitted to be paid or made under SUBSECTIONS 13(E), (F) and (M) hereof, pay dividends and/or make loans to Parent in an aggregate amount not to exceed One Million and No/100 Dollars ($1,000,000) each calendar month for the payment by Parent of its operating expenses.

                  (M) SHAREHOLDER DEBT.

                  In addition to the amounts which are permitted to be paid as a dividend by the Borrowers to Parent pursuant to SUBSECTIONS 13(E) and (L) hereof, or loaned by Borrowers to Parent pursuant to SUBSECTIONS 13(F) and (L) hereof, so long as no Event of Default shall have occurred and be continuing or shall occur as a result of such dividend payment or loan, the Borrowers may pay dividends and make loans to Parent, PROVIDED the proceeds thereof are used concurrently by Parent solely to fund scheduled payments of interest on and/or payments of accrued interest on and/or payments of principal of the Shareholder Debt, and PROVIDED FURTHER that Parent will not, without the prior written consent of Lender, (i) modify or amend any material term or provision of the documents or instruments evidencing the Shareholder Debt or the agreements pursuant to which the Shareholder Debt is governed, except in accordance with SUBSECTION 13(Q) hereof, or (ii) make any payment or prepayment of interest on or principal of the Shareholder Debt, except for such scheduled installments of interest thereon and principal thereof as are in effect on the date of this Agreement, accrued interest thereon and those prepayments of principal thereof allowed pursuant to SUBSECTIONS 13(E) AND (F) hereof.

                  (N) AVAILABILITY.

                  The Borrowers shall maintain at all times, on a combined basis, Availability of not less than Five Hundred Thousand and No/100 Dollars ($500,000).

                  (O) PARENT SUBORDINATION.

                  Parent agrees and acknowledges that its right to receive any dividend, loan or other payment from the Borrowers pursuant to SUBSECTIONS 13(E), (F), (L)(I) and (M) hereof (each, for purposes of this SUBSECTION 13(O), a "DISTRIBUTION"), shall be subordinate and junior in right of payment to Lender's right to receive payment of the Liabilities. Parent agrees that, until all of the Liabilities shall have been repaid, it shall instruct each of the Borrowers not to pay, and agrees not to accept payment of, any dividend, loan or other payment of any kind from the Borrowers; PROVIDED, that the Parent may receive Distributions so long as no Default or Event of Default has occurred and is continuing under this Agreement, or would be caused by any such Distribution. If Parent receives any Distribution or any other amounts from a Borrower in violation of this SUBSECTION 13(O) or any other terms of this Agreement, Parent agrees to receive and hold in trust for and promptly turn over to the Lender, in the form received, any such sums at any time paid to, or received by, the Parent until payment in full of the Liabilities, and to reimburse the Lender for all costs, including reasonable attorney's fees, incurred by the Lender in the course of collecting said sums, should Parent fail voluntarily to turn the same over to the Lender as herein required.

                  (P) TRANSFER OF ASSETS.

                  Notwithstanding the terms of SUBSECTION 13(J) hereof, no Borrower shall transfer any of its assets or property to any DHB Subsidiary.

                  (Q) TRANSFER OF SHAREHOLDER DEBT.

                  David H. Brooks shall not assign or transfer any interest in the Shareholder Debt to any other Person without the prior written consent of Lender which shall not be unreasonably withheld or delayed (such Person, a "PERMITTED TRANSFEREE"). Any such Permitted Transferee shall be obligated to execute a subordination agreement substantially similar to the Subordination Agreement by and between the Lender and David H. Brooks, dated the date of this Agreement.

         14.      FINANCIAL COVENANTS.

                  Parent and the Borrowers shall maintain and keep in full force and effect each of the financial covenants set forth below:

                  (A) TANGIBLE NET WORTH.

                  (i) The Tangible Net Worth of Parent and its Subsidiaries, on a consolidated basis, shall not at any time be less than Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000).

                  (ii) Each Borrower shall at all times maintain a minimum Tangible Net Worth of at least One Dollar.

                  (B) FIXED CHARGE COVERAGE.

                  Parent and the Borrowers shall not permit the ratio of EBITDA to Fixed Charges, as of the end of each fiscal quarter, commencing with the fiscal quarter ending on December 31, 2001, in each case with the immediately preceding three fiscal quarters, to be less than 2.20:1.00.

                  (C) CONSOLIDATED EBITDA.

                  Parent and the Borrowers shall not permit EBITDA as of the end of each fiscal quarter, commencing with the fiscal quarter ending on December 31, 2001, in each case with the immediately preceding three fiscal quarters, to be less than Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000).

                  (D) CAPITAL EXPENDITURE LIMITATIONS.

                  Borrowers shall not make any Capital Expenditure if, after giving effect to such Capital Expenditure, the aggregate cost of all such fixed assets purchased or otherwise acquired by the Borrowers would exceed Two Million and No/100 Dollars ($2,000,000) during any Fiscal Year, commencing with the Fiscal Year ending on December 31, 2002.

         15.      DEFAULT.

                  The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT" hereunder:

                  (A) PAYMENT.

                  The failure of any the Borrowers to pay when due any of the Liabilities.

                  (B) BREACH OF THIS AGREEMENT AND THE OTHER AGREEMENTS.

                  (i) The failure of any Obligor (other than a DHB Subsidiary) to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements (other than those contained in subsections 5(c), 9(a), except to the extent information is required daily, 9(b) and 9(c), 12(a), 12(b), other than clauses (ii) and (vii) therein, 12(c), 12(f) and 12(h); or

                  (ii) The failure of any Obligor (other than a DHB Subsidiary) to perform, keep or observe (A) the covenants contained in subsection 9(a), to the extent such information is required weekly and not daily, and such default shall have continued unremedied for a period of two days; (B) the covenants contained in subsections 5(c), 9(b), 9(c)(i), 12(a) or 12(b), other than clauses
(ii) and (vii) therein, and such default shall have continued unremedied for a period of ten (10) days; or (C) the covenants contained in subsections 9(c)(ii), 12(c)(i), 12(f) or 12(h), and such default shall have continued unremedied for a period of thirty (30) days; PROVIDED, that with respect to the covenants contained in subsections 12(a) and 12(c), such default shall have continued unremedied for a period of thirty (30) days from the earlier of (x) the date on which the failure was discovered by the applicable Obligor and (y) written notice thereof was delivered by Lender to the Borrowers.

                  (C) BREACHES OF OTHER OBLIGATIONS.

                  The failure of any Obligor  (other than a DHB  Subsidiary)  to
(i) pay any amount when due on indebtedness of such Obligor for borrowed money, the then unpaid aggregate principal amount of which is Fifty Thousand and No/100 Dollars ($50,000) or greater, including without limitation the Shareholder Debt.

                  (D) BREACH OF REPRESENTATIONS AND WARRANTIES.

                  The making or furnishing by any Obligor (other than a DHB Subsidiary) to Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and Lender, which is untrue or misleading in any material respect.

                  (E) LOSS OF COLLATERAL.

                  The loss, theft, damage or destruction of, or (except as permitted hereby) sale, lease or furnishing under a contract of service (unless in the ordinary course of business) of any of the Collateral having a fair market value in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000).

                  (F) BANKRUPTCY OR SIMILAR PROCEEDINGS.

                  The commencement of any proceedings in bankruptcy by or against any Obligor (other than a DHB Subsidiary) or for the liquidation or reorganization of any Obligor (other than a DHB Subsidiary), or alleging that such Obligor (other than a DHB Subsidiary) is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any such Obligor's (other than a DHB Subsidiary's) debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any such Obligor (other than a DHB Subsidiary); PROVIDED, HOWEVER, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within forty-five (45) days after the commencement of such proceedings.

                  (G) APPOINTMENT OF RECEIVER.

                  The appointment of a receiver or trustee for any Obligor (other than a DHB Subsidiary), for any of the Collateral or for any substantial part of any such Obligor's (other than a DHB Subsidiary's) assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation (unless such merger or consolidation is otherwise permitted hereunder), of any Obligor which is a corporation, limited  liability  company  or a  partnership  (other  than a DHB  Subsidiary);
PROVIDED, HOWEVER, that if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within forty-five (45) days after the commencement of such proceedings.

                  (H) JUDGMENT.

                  The entry of any judgment or order in an amount in excess of One Hundred Thousand and No/100 Dollars ($100,000) against any Obligor (other than a DHB Subsidiary) which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution.

                  (I) DISSOLUTION OF OBLIGOR.

                  The dissolution of any Obligor (other than a DHB Subsidiary) which is a partnership, limited liability company, corporation or other entity.

                  (J) DEFAULT OR REVOCATION OF GUARANTY.

                  The occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Lender pursuant to which such Person has guaranteed to Lender the payment of all or any of the Liabilities or has granted Lender a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities.

                  (K) CRIMINAL PROCEEDINGS.

                  The conviction of any Obligor (other than a DHB Subsidiary) for any felony.

                  (L) CHANGE OF CONTROL.

                  The failure of (i) David H. Brooks and/or members of his immediate family, to own beneficially and of record, and have voting control of, at least twenty percent (20%) of the issued and outstanding voting equity interests of Parent or (ii) Parent to own beneficially and of record all of the issued and outstanding shares of capital stock of each Borrower.

                  (M) CHANGE OF MANAGEMENT.

                  If David H. Brooks shall cease to be the Chairman or Co-Chairman of the Board of Parent at any time or shall cease to be actively involved, on a day-to day basis (other than due to illness or vacation of less than three months' duration), in the business of the Parent and the Borrowers.

                  (N) MATERIAL ADVERSE CHANGE.

                  Any material adverse change in the Collateral, business, property, assets, prospects, operations or condition, financial or otherwise of Parent and the Borrowers, taken as a whole, as determined by Lender in its sole judgment, exercised in a commercially reasonable manner, or the occurrence of any event which, in Lender's sole judgment, exercised in a commercially reasonable manner, could have a Material Adverse Effect.

                  (O) LIFE INSURANCE POLICY.

                  Life Insurance Policy shall be terminated, by the Parent or otherwise; or the Life Insurance Policy shall be scheduled to terminate within thirty (30) days and the Parent shall not have delivered a satisfactory renewal thereof to the Lender; or the Parent shall fail to pay any premium on any Life Insurance Policy when due; or the Parent shall take any other action that impairs the value of the Life Insurance Policy.

                  16. REMEDIES UPON AN EVENT OF DEFAULT.

                  (a) Upon the occurrence of an Event of Default described in subsection 15(f) hereof, all of the Liabilities shall immediately and automatically become due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, all Liabilities may, at the option of Lender, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

                  (b) Upon the occurrence and during the continuance of an Event of Default, (i) Lender may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Lender's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law,
(ii) in particular, but not by way of limitation of the foregoing, Lender may, without notice, demand or legal process of any kind (to the extent permitted by applicable law), take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of premises of the Borrowers where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same at any of premises of the Borrowers without cost to Lender, and (iii) at Lender's request, the Borrowers shall, at Borrowers' expense, which they agree shall be a joint and several obligation, assemble the Collateral and make it available to Lender at one or more places to be designated by Lender and reasonably convenient to Lender and the Borrowers. The Borrowers recognize that if Borrowers fail to perform, observe or discharge any of their Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Lender, and agree that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and such notice shall (i) describe Lender and the Borrowers, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that Borrowers are entitled to an accounting of the Liabilities and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Lender may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time. Any Proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of reasonable expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys' fees, and any balance of such Proceeds may be applied by Lender toward the payment of such of the Liabilities, and in such order of application, as Lender may from time to time elect.

         17.      CONDITIONS PRECEDENT.

                  (a) The obligation of Lender to fund the Term Loan, to fund the initial Revolving Loan, and to issue or cause to be issued the initial Letter of Credit, if funded or issued on the day of the funding of the Term Loan, is subject to the satisfaction or waiver on or before such funding date of the following conditions precedent:

                  (ii) Lender shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as SCHEDULE 17(A) (the "CLOSING DOCUMENT LIST");

                  (iii) Since June 30, 2001, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole, or on Parent or any Borrower, individually, as determined by Lender in its sole discretion, exercised in a commercially reasonable manner;

                  (iv) Lender shall have received payment in full of all fees and expenses payable to it by the Borrowers or any other Obligor in connection herewith, on or before disbursement of the initial Loans hereunder;

                  (v) Lender shall have determined that immediately after giving effect to

                          (A) the  making  of the  Term  Loan  and  the  initial
Revolving Loans, if any, requested to be made on such date,

                          (B) the issuance of the initial  Letter of Credit,  if
any, requested to be made on such date,

                          (C) the payment of all fees due upon such date,

                          (D) the payment or  reimbursement  by the Borrowers of
Lender for all closing costs and expenses incurred in connection with the transactions contemplated hereby, and

                          (E) the  payment  of all  taxes  due and  owing by the
Parent and the Borrowers as of the date of this Agreement, and assuming all of Borrowers' trade payables and outstanding debt which remain unpaid more than sixty (60) days after the due dates thereof on the date of determination, are paid by drawing additional Revolving Loans, on a PRO FORMA basis, Adjusted Availability shall not be less than Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000);

                  (vi) Lender shall have completed to its satisfaction its due diligence review of the Parent and the Borrowers, their business and financial affairs and the members of their management team, Lender shall have received background investigations on the key operating members of such team, and shall have reviewed to its satisfaction the results of a field examination performed by Lender, as of a recent date, of the Collateral, including a final appraisal report prepared by the Buxbaum Group of the Borrowers' Inventory, based on acceptable valuation definitions, and of the Parent's and each Borrower's books and records;

                  (vii) Parent and the Borrowers, taken as a whole, shall be in compliance in all material respects with all applicable legal requirements and shall not be in material default of any of their respective obligations to any third parties;

                  (viii) Lender shall have received and reviewed to its satisfaction evidence of each Borrower's insurance coverage and Lender shall have been named as loss payee or additional insured under each policy of insurance (other than workers compensation insurance), the terms of each endorsement naming Lender as loss payee or additional insured to be satisfactory to Lender;

                  (ix) Lender shall have received financial projections for Parent and its Subsidiaries on a consolidated basis, for the first twelve (12) months after the date of this Agreement, together with financial projections for the second and third years, prepared on an annual basis, after the date of this Agreement;

                  (x) Lender shall have had satisfactory discussions with appropriate personnel of financial institutions with which Parent and/or the Borrowers have had banking or lending relationships;

                  (xi) Lender and counsel to Lender shall have received and reviewed to their reasonable satisfaction all documentation and agreements evidencing and governing any indebtedness of Parent or any Borrower, including the Shareholder Debt. The promissory note, as amended, evidencing the Shareholder Debt shall have a maturity date subsequent to the last day of the Original Term. The holder of the Shareholder Debt and Lender shall have entered into a subordination agreement (the provisions of which shall be satisfactory to the Lender), pursuant to which (i) the Shareholder Debt shall be subordinated in right of payment to the prior payment and satisfaction in full of all Liabilities, and (ii) any liens or security interests which secure the Shareholder Debt shall be subordinated in right of priority to those securing the Liabilities;

                  (xii) Lender shall have reviewed to its reasonable satisfaction the corporate and capital structure of Parent and its Subsidiaries, on a consolidated basis, as of the date of this Agreement, and the PRO FORMA opening balance sheet and statement of sources and uses of funds, as of the date of this Agreement, after giving effect to the repayment of up to Six Million and No/100 Dollars ($6,000,000) in aggregate principal amount of the Shareholder Debt. Upon such repayment of principal of the Shareholder Debt, there shall be at least Ten Million and No/100 Dollars ($10,000,000) outstanding in aggregate principal amount (when aggregated with any accrued and unpaid interest thereon) of the Shareholder Debt.

                  (xiii) Lender shall have received (i) landlord's waivers with respect to each property being leased by a Borrower and where a material portion of the Collateral is being stored, and, if required, a waiver from any landlord's mortgagees and (ii) an acknowledgement and waiver of liens from each warehouse in which a Borrower is storing a material portion of the Inventory;

                  (xiv) Lender shall have received and reviewed to its reasonable satisfaction the unclassified sections of each government sales contract to which Parent or a Borrower is party, including without imitation each material contract between DFAS-CO and a Borrower; and

                  (xv) The Obligors shall have executed and delivered to Lender all such other documents, instruments and agreements which Lender determines are reasonably necessary to consummate the transactions contemplated hereby.

                  (b) After the date of the making of the Term Loan and the initial Revolving Loans and issuance of the initial Letters of Credit, if any, the obligation of Lender to make any requested Loan or issue any Letter of Credit is subject to the satisfaction of the conditions precedent set forth below. Each such request shall constitute a representation and warranty that such conditions are satisfied:

                  (i) All representations and warranties contained in this Agreement and the Other Agreements shall be true and correct in all material respects on and as of the date of such request, as if then made, other than representations and warranties that relate solely to an earlier date;

                  (ii) No Default or Event of Default shall have occurred and be continuing, or would result from the making of the requested Loan or issuance of the requested Letter of Credit, which has not been waived; and

                  (iii) Since June 30, 2001, no event has occurred which has had or would be reasonably likely to have a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole.

                  (c) Upon the making of each Capital Expenditure Loan, the Borrower incurring such Capital Expenditure Loan shall execute a Capital Expenditure Note evidencing such Loan.

         18.      INDEMNIFICATION.

                  The Borrowers agree, on a joint and several basis, to defend (with counsel reasonably satisfactory to Lender), protect, indemnity and hold harmless Lender, each affiliate or subsidiary of Lender, and each of their respective officers, directors, employees, attorneys and agents (each an "INDEMNIFIED PARTY") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws and regulations, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; PROVIDED, HOWEVER, that the Borrowers shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of any Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by the Borrowers, be added to the Liabilities of the Borrowers and be secured by the Collateral. The provisions of this Section 18 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

         19.      NOTICE.

                  All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and in the case of Lender shall be sent to it at 565 Fifth Avenue, 27th Floor, New York, NY 10017, attention Credit Manager, facsimile number 212-986-4205, and, in the case of Parent or the Borrowers shall be sent to it at its principal place of business set forth on EXHIBIT A hereto or as otherwise directed by Parent or the Borrowers in writing. All notices shall be deemed received upon actual receipt thereof or refusal of delivery.

         20.      CHOICE OF GOVERNING LAW: CONSTRUCTION: FORUM SELECTION.

                  This Agreement and the Other Agreements are submitted by Parent and the Borrowers to Lender for Lender's acceptance or rejection at Lender 's principal place of business as an offer by the Borrowers to borrow monies from Lender now and from time to time hereafter, and shall not be binding upon Lender or become effective until accepted by Lender, in writing, at said place of business. If so accepted by Lender, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

                  To induce Lender to accept this Agreement, Parent and the Borrowers irrevocably agree that, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF NEW YORK, STATE OF NEW YORK; PROVIDED that Lender may elect to commence an action or proceeding with respect to the Collateral in another jurisdiction. PARENT AND THE BORROWERS HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. Parent and the Borrowers hereby irrevocably appoint and designate Greenberg Traurig, LLP, whose address is 885 Third Avenue, New York, NY 10022,
Attn: Robert Stein, Esq. (or any other person having and maintaining a place of business in such state whom Parent and the Borrowers may from time to time hereafter designate upon ten (10) days written notice to Lender and whom Lender has agreed in its sole discretion in writing is satisfactory and who has executed an agreement in form and substance satisfactory to Lender agreeing to act as such attorney and agent), as Parent's and Borrowers' true and lawful attorney and duly authorized agent for acceptance of service of legal process. Parent and the Borrowers agree that service of such process upon such person shall constitute personal service of such process upon Parent and the Borrowers. PARENT AND THE BORROWERS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST PARENT OR ANY OF THE BORROWERS BY LENDER IN ACCORDANCE WITH THIS SECTION.

         21.      MODIFICATION AND BENEFIT OF AGREEMENT.

                  This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Parent and the Borrowers parties thereto or such other person who is a party to such Other Agreement and Lender. Parent and the

Borrowers may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including, without limitation, Parent's or Borrowers' rights, titles, interest, remedies, powers or duties hereunder and thereunder. The Parent and the Borrowers hereby consent to Lender's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement, or the Other Agreements, or of any portion thereof, or participations therein, including, without limitation, Lender's rights, titles, interest, remedies, powers and/or duties and agrees that they shall execute and deliver such documents as Lender may reasonably request in connection with any such sale, assignment, transfer or other disposition.

         22.      HEADINGS OF SUBDIVISIONS.

                  The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

         23.      POWER OF ATTORNEY.

                  Parent and the Borrowers acknowledge and agree that their appointment of Lender as their attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities (other than inchoate indemnification obligations) are satisfied and paid in full and this Agreement is terminated.

         24.      CONFIDENTIALITY.

                  Parent, the Borrowers and Lender hereby agree and acknowledge that any and all information relating to Parent and the Borrowers which is (i) furnished by Parent or a Borrower to Lender (or to any affiliate of Lender); and
(ii) non-public, confidential or proprietary in nature, shall be kept confidential by Lender or such affiliate and not used for any purpose other than in connection with this Agreement and the transactions contemplated hereunder; PROVIDED, HOWEVER, that such information and other credit information relating to Parent or a Borrower may be distributed by Lender or such affiliate (subject, to the extent practicable, to the restrictions set forth in this SECTION 24) to Lender's or such affiliate's, directors, officers, employees, attorneys, affiliates, assignees, participants, auditors, agents and regulators, and upon the order of a court or other governmental agency having jurisdiction over Lender or such affiliate, to any other party. Parent, the Borrowers and Lender further agree that this provision shall survive the termination of this Agreement. Notwithstanding the foregoing, Parent and the Borrowers hereby consent to Lender publishing, with Parent's prior reasonable review) a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

         25.      COUNTERPARTS.

                  This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

         26.      ELECTRONIC SUBMISSIONS.

                  Upon not less than thirty (30) days' prior written notice (the "APPROVED ELECTRONIC FORM NOTICE"), Lender may permit or require (in Lender's reasonable judgment, taking into account Borrowers' existing electronic systems) that any of the documents, certificates, forms, deliveries or other communications, authorized, required or contemplated by this Agreement or the Other Agreements, be submitted to Lender in "APPROVED ELECTRONIC FORM" (as hereafter defined), subject to any reasonable terms, conditions and requirements in the applicable Approved Electronic Forms Notice. For purposes hereof "ELECTRONIC FORM" means e-mail, e-mail attachments, data submitted on web-based forms or any other communication method that delivers machine readable data or information to Lender, and "APPROVED ELECTRONIC FORM" means an Electronic Form that has been approved in writing by Lender (which approval has not been revoked or modified by Lender) and sent to Parent and the Borrowers in an Approved Electronic Form Notice. Except as otherwise specifically provided in the applicable Approved Electronic Form Notice, any submissions made in an applicable Approved Electronic Form shall have the same force and effect that the same submissions would have had if they had been submitted in any other applicable form authorized, required or contemplated by this Agreement or the Other Agreements.

         27.      WAIVER OF JURY TRIAL: OTHER WAIVERS.

                  (a) PARENT, THE BORROWERS AND LENDER EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY PARENT OR ANY BORROWER OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN PARENT AND THE BORROWERS, ON THE ONE HAND, AND LENDER. IN NO EVENT SHALL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

                  (b) Parent and each Borrower hereby waive demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

                  (c) Parent and each Borrower hereby waive the benefit of any law that would otherwise restrict or limit Lender or any affiliate of Lender in the exercise of its right, which is hereby acknowledged and agreed to, to set-off against the Liabilities, without notice at any time hereafter, any indebtedness, matured or unmatured, owing by Lender or such affiliate of Lender to Parent or any Borrower, including, without limitation, any deposit account at Lender or such affiliate.

                  (d) PARENT AND EACH BORROWER HEREBY WAIVE ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF THE BORROWERS WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL.

                  (e) Lender's failure, at any time or times hereafter, to require strict performance by Parent or any Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Lender in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Parent or the Borrowers contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing, signed by Lender and directed to Parent or the Borrowers specifying such suspension or waiver.

         28.      JOINT AND SEVERAL OBLIGATIONS; GUARANTEES.

                  (a) Each Borrower shall be jointly and severally liable with each other Borrower for the payment and performance when due of all Liabilities.

                  (b) For purposes of this subsection 28(b), each of Parent and each Borrower shall be referred to individually as a "GUARANTOR" and collectively, as the "GUARANTORS". Each Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor, the due and punctual payment of the principal and interest on each of the Loans and all Letter of Credit Obligations and all fees due hereunder, in each case when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, and the due and punctual performance of all other Liabilities. Each Guarantor further agrees that the Liabilities may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Liabilities.

                  (c) Each Guarantor waives presentment to, demand of payment from and protest to the Borrowers of any of the Liabilities, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of a Guarantor hereunder shall not be affected by (a) the failure of the Lender to assert any claim or demand or to enforce any right or remedy against the Borrowers or any other Guarantor under the provisions of this Agreement or any of the Other Documents or otherwise; (b) any recission, waiver, amendment or modification of any of the terms or provisions of this Agreement or any of the Other Agreements; (c) the release of any security held by the Lender for the Liabilities; or (d) the failure of the Lender to exercise any right or remedy against any other Guarantor of the Liabilities.

                  (d) Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Lender to any security (including, without limitation, any Collateral) held for payment of the Liabilities or to any balance of any deposit account or credit on the books of the Lender in favor of any Guarantor or any other person.

                  (e) The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Liabilities or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Lender to assert any claim or demand or to enforce any remedy under this Agreement or under any Other Agreements, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Liabilities, or by any other act or omission which may or might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor as a matter of law or equity.

                  (f) Each Guarantor further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Liability is rescinded or must otherwise be returned by the Lender upon the bankruptcy or reorganization of a Guarantor or otherwise.

                  (g) Each Guarantor hereby agrees not to assert or exercise, until all Liabilities have been paid or satisfied in full and the Borrowers have no further right to borrow Loans hereunder, any and all rights of subrogation against the Borrowers and their property and all rights of indemnification, contribution and reimbursement from the Borrowers and their property, in each case in connection with this guarantee and any payments made hereunder, and regardless of whether such rights arise by operation of law, pursuant to contract or otherwise.



                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


                          LASALLE BUSINESS CREDIT, INC., as Lender


                          By____________________________________________________
                          Its___________________________________________________

                          PROTECTIVE APPAREL CORPORATION OF AMERICA, as Borrower


                          ______________________________________________________

                          By____________________________________________________
                          Its___________________________________________________


                          POINT BLANK BODY ARMOR, INC., as Borrower


                          ______________________________________________________

                          By____________________________________________________
                          Its___________________________________________________

                          NDL PRODUCTS, INC., as Borrower


                          ______________________________________________________

                          By____________________________________________________
                          Its___________________________________________________

                          DHB INDUSTRIES INC., as Guarantor


                          ______________________________________________________

                          By____________________________________________________
                          Its___________________________________________________

                          DHB ARMOR GROUP, INC., as Grantor


                          ______________________________________________________

                          By____________________________________________________
                          Its___________________________________________________

                          DHB SPORTS GROUP, INC., as Grantor


                          ______________________________________________________

                          By____________________________________________________
                          Its___________________________________________________

                          LANXIDE ARMOR PRODUCTS INC., as Grantor


                          ______________________________________________________

                          By____________________________________________________
                          Its___________________________________________________

                          ORTHOPEDIC PRODUCTS, INC., as Grantor


                          ______________________________________________________

                          By____________________________________________________
                          Its___________________________________________________

                                    EXHIBIT A


                        BUSINESS AND COLLATERAL LOCATIONS


                  Attached to and made a part of that certain Loan and Security Agreement of even date herewith by and among PROTECTIVE APPAREL CORPORATION OF AMERICA, POINT BLANK ARMOR, INC., and NDL PRODUCTS, INC. (each a "BORROWER" and collectively, the "BORROWERS"), DHB CAPITAL GROUP INC. and LASALLE BUSINESS CREDIT, INC. ("LENDER").

A. Each Borrower's Business Locations (please indicate which location is the principal place of business and at which locations originals and all copies of each Borrower's books, records and accounts are kept).
         1.
         2.
         3.
B. Other locations of Collateral (including, without limitation, warehouse locations, processing locations, consignment locations) and all post office boxes of each Borrower. Please indicate the relationship of such location to each Borrower (i.e. public warehouse, processor, etc.).
         1.
         2.
         3.
C. Bank Accounts of each Borrower (other than those at LaSalle Bank National Association):
                BANK (WITH ADDRESS)        ACCOUNT NUMBER      TYPE OF ACCOUNT
         1.
         2.
         3.

                                    EXHIBIT B
                             COMPLIANCE CERTIFICATE


                  Attached to and made a part of that certain Loan and Security Agreement, as it may be amended in accordance with its terms from time to time, including all exhibits attached thereto (the "AGREEMENT"), dated as of September 24, 2001, by and among PROTECTIVE APPAREL CORPORATION OF AMERICA, POINT BLANK BODY ARMOR, INC., and NDL PRODUCTS, INC. (each a "BORROWER"), DHB CAPITAL GROUP, INC. and LASALLE BUSINESS CREDIT, INC. ("LENDER").

                  This Certificate is submitted pursuant to subsection 9(c) of the Agreement.

                  The undersigned hereby certifies to Lender that as of the date of this Certificate:


                  1. The undersigned is the _____________________ of the Borrowers.

                  2. There exists no event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default, as that term is defined in the Agreement, or, if such an event of circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that the applicable Borrower has taken or proposes to take with respect thereto.

                  3. No material adverse change in the condition,financial or otherwise, business, property, or results of operations of DHB and its Subsidiaries, taken as a whole, has occurred since [DATE OF LAST COMPLIANCE CERTIFICATE/LAST FINANCIAL STATEMENTS DELIVERED PRIOR TO CLOSING], or, if such a change has occurred, a writing attached hereto specifies the nature thereof and the action that such Borrower has taken or proposes to take with respect thereto.

                  4. Each Borrower is in compliance with the represent-ations, warranties and covenants in the Agreement, or, if such Borrower is not in compliance with any representations, warranties or covenants in the Agreement, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that such Borrower has taken or proposes to take with respect thereto.

                  5. The financial statements of each Borrower being concurrently delivered herewith have been prepared in accordance with generally accepted accounting principles consistently applied and there have been no material changes in accounting policies or financial reporting practices of such Borrower since [DATE OF THE LAST COMPLIANCE CERTIFICATE/DATE OF LAST FINANCIAL STATEMENTS DELIVERED PRIOR TO CLOSING] or, if any such change has occurred, such changes are set forth in a writing attached hereto.

                  6. Attached hereto is a true and correct calculation of the financial covenants contained in the Agreement.

                                    EXHIBIT C
                             COMMERCIAL TORT CLAIMS

                                    EXHIBIT D
                        FORM OF CAPITAL EXPENDITURE NOTE

                                   [TO FOLLOW]

                                  SCHEDULE 11I

                             AFFILIATE TRANSACTIONS

                                  SCHEDULE 11J

                              NAMES AND TRADE NAMES

                                  SCHEDULE 11N

                                  INDEBTEDNESS

                                  SCHEDULE 11P

                       PARENTS SUBSIDIARIES AND AFFILIATES

                                  SCHEDULE 17A

                              CLOSING DOCUMENT LIST